SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

[X]	Filed by the Registrant
[ ]	Filed by a Party other than the Registrant

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14a–6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

LANNETT COMPANY, INC.

---------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Proxy Statement

2022 Annual Meeting of

Stockholders

Lannett Company, Inc. 1150 Northbrook Drive, Suite 155 Trevose, Pennsylvania 19053 215-333-9000 www.lannett.com

December 10, 2021

Dear Lannett Company, Inc. Stockholders:

It is my pleasure to invite you to the 2022 Annual Meeting of Stockholders of Lannett Company, Inc. which will be held on January 26, 2022 at 9:00 a.m. Eastern Time, at the Wyndham Grand Jupiter at Harbourside Place, 122 Soundings Avenue, Jupiter, Florida 33477.

The purpose of the meeting is to (i) elect six members of our Board of Directors, (ii) vote to ratify the selection of Grant Thornton, LLP as our independent auditors, (iii) obtain an advisory vote on the compensation of the Company’s executive officers, (iv) approve the Lannett Company, Inc. 2022 Employee Stock Purchase Plan, and (v) transact such other business as may properly come before the Annual Meeting.

Your vote is important. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement, in its entirety, and vote your shares. Please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We look forward to your participation should you be able to attend our annual meeting.

Thank you.

/s/ Patrick G. LePore
December 10, 2021	Patrick G. LePore
Trevose, Pennsylvania	Chairman of the Board

LANNETT COMPANY, INC.

1150 Northbrook Drive, Suite 155

Trevose, Pennsylvania 19053

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 26, 2022

TO THE STOCKHOLDERS OF LANNETT COMPANY, INC.

The 2022 Annual Meeting (the “Annual Meeting”) of the Stockholders of Lannett Company, Inc., a Delaware Corporation (the “Company” or “Lannett”), will be held on January 26, 2022 at 9:00 a.m. Eastern Time, at The Wyndham Grand Jupiter at Harbourside Place, 122 Soundings Avenue, Jupiter, Florida 33477, for the following purposes:

1.To elect six (6) members of the Board of Directors (the “Board”) to serve until the next Annual Meeting of Stockholders;

2.To ratify the selection of Grant Thornton, LLP as independent auditors for the fiscal year ending June 30, 2022;

3.To obtain a non-binding advisory vote on the compensation of the Company’s executive officers;

4.To approve the Lannett Company, Inc. 2022 Employee Stock Purchase Plan; and

5.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THESE MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

Only stockholders of record at the close of business on December 8, 2021 are entitled to notice and to vote at the 2022 Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Please vote by following the instructions on the enclosed proxy card as promptly as possible so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted.

By Order of the Board of Directors
/s/ Patrick G. LePore
December 10, 2021	Patrick G. LePore
Trevose, Pennsylvania	Chairman of the Board

LANNETT COMPANY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 26, 2022

ATTENDANCE AND VOTING MATTERS

DATE, TIME, AND PLACE OF MEETING

This Proxy Statement is provided to you by the Board of Directors (the “Board”) of Lannett Company, Inc. (“Lannett” or the “Company”) in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on January 26, 2022 at 9:00 a.m. Eastern Time, at The Wyndham Grand Jupiter at Harbourside Place, 122 Soundings Avenue, Jupiter, Florida 33477, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders on or about December 20, 2021 to all stockholders of the Company entitled to vote at the Annual Meeting.

VOTING METHODS

You may vote on matters to come before the Annual Meeting in three ways:

●	You may attend the Annual Meeting and cast your vote in person; or
●	You may vote by internet or by phone by following the instructions set forth on the proxy card; or
●

You may vote by signing and returning the enclosed proxy card by mail. If you do so, the individual named on the card will vote your shares in the manner you indicate. You may revoke your proxy at any time prior to the Annual Meeting by sending written notice to the Secretary of the Company at 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053, or by attending the meeting.

If you attend the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account (“street name”), you will need to provide a legal proxy obtained from your broker.

You are entitled to cast one vote for each share of Lannett common stock owned on the record date, December 8, 2021. As of the record date, there were 43,304,152 shares of Lannett common stock outstanding. Stockholders are not entitled to cumulative voting in the election of Directors.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. If the holders of a majority of Lannett common stock are present at the meeting, in person or by proxy, a quorum will exist. Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

VOTE NECESSARY FOR ACTION

Directors are elected by a plurality vote of shares present by remote communication or by proxy at the Annual Meeting. Each other action to be considered by the stockholders will be approved by the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. For any proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. Any statements made in this Proxy Statement that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to them at this time. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” or “pursue,” or the negative other variations thereof or comparable terminology, are intended to identify forward-looking statements. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. Lannett is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond our control, including those resulting from events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus (“COVID-19”), whether occurring in the United States or elsewhere, which could disrupt our operations, disrupt the operations of our suppliers and business development or other strategic partners, disrupt the global financial markets or result in political or economic instability. We believe the risks and uncertainties discussed under “Item 1A - Risk Factors” contained in the Company’s Annual Report on Form 10-K and from time to time in our SEC filings may affect our actual results.

We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other filings that we may make from time to time with the SEC. Other factors besides those listed here could also adversely affect us.

BOARD OF DIRECTORS

The Role of the Board in Setting Purpose, Values and Strategy

The Board of Directors sets foundational values and strategies for the Company and relies on management to implement policies that support those values and achieve corporate goals.

The Chief Executive Officer, who is the only employee member of the Board of Directors, serves as a vital communication link between the Board and the executive team by providing regular strategic overviews that describe the most significant issues, risks and opportunities facing the Company. Business and functional leaders also provide regular updates so that the Board can review and discuss the risks and opportunities associated with the Company’s financial forecasts, business plan and operations.

Corporate Governance Profile

Board Summary	Executive Compensation Governance Practices
● Separate non-employee Chairman of the Board and CEO, with Lead Independent Director rules in place	● Emphasize variable incentives to align pay with performance
● Fully independent Audit Committee, Compensation Committee, and Governance & Nominating Committee	● Tie incentive compensation to multiple performance metrics
● Newly formed Environmental, Social and Governance Committee	● Place primary emphasis on equity compensation to align with stockholder interests
● Four of six director nominees are independent (one director nominee is the CEO and another nominee is the largest stockholder)	● Incorporate a number of policies that mitigate against potential risk (e.g., clawback policy)

Director Nominee Profile

The Company is focused on nominating a Board of Directors with a balance of functional expertise, leadership experience, high moral character, critical thinking, and a diversity of backgrounds and tenure necessary to effectively oversee the Company’s business. The Governance and Nominating Committee is responsible for developing the criteria and qualifications required for director nominations and used the Board Nominee Skills Matrix below in its nomination process. The Governance and Nominating Committee believes these six skills listed are the some of the most salient Board member qualifications for the next year – and for several years into the future. The table below displays the Board’s balance given the current nominees.

Board Nominee Skills Matrix
	Generic/Brand	Audit/Financial/
	Pharmaceutical	IT Security	Executive	Strategic Planning/	Corporate	International
Nominee	Expertise	Expertise	Leadership	R&D/Human Capital	Governance	Experience
Patrick G. LePore	✓		✓	✓
John C. Chapman		✓	✓			✓
Timothy C. Crew	✓		✓	✓		✓
David Drabik		✓		✓	✓
Jeffrey Farber	✓		✓	✓
Melissa Rewolinski	✓			✓		✓

Annually, the Governance and Nominating Committee reviews the size of the Board and ensures that qualified candidates are included in the pool from which the Board nominees are chosen. The Committee also ensures that the pool of candidates includes diversity in regard to gender, ethnicity, tenure, skills and experience. In each new director search, the Governance and Nominating Committee instructs any search firm engaged to include candidates that identify as female and minority candidates, which is also known as the Rooney Rule. For the 2022 Annual Stockholders Meeting, the Board has reduced its director nominees to six, which is in line with the Company’s overall cost reduction effort.

The Governance and Nominating Committee considers several metrics related to Board composition when reviewing the size of the Board and qualifications of the nominees annually. This year, the director nominees maintain a balanced tenure position with four nominees having served less than five years in their positions and two nominees having served for over 10 years. The average tenure of the nominees is approximately seven years. The average age of the Board nominees is 59 years old. The graphics below highlight additional key metrics reviewed by the Governance and Nominating Committee.

Three committees, including the Audit Committee, Compensation Committee and the Governance and Nominating Committee, will remain 100% independent if all nominees are re-elected at the stockholders meeting. With the retirement of Mr. Taveira from the Board and if all nominees are re-elected, Mr. Drabik will assume the position of Chairman of the Compensation Committee and Dr. Rewolinski will be appointed as a member of the Compensation Committee and Governance and Nominating Committee. The Environmental, Social and Governance (“ESG”) Committee will be 75% independent.

Risk Management

Assessing and managing risk is the responsibility of management; however, the Board, through the Audit Committee, provides oversight and reviews various details regarding the Company’s risk mitigation efforts (i.e., Enterprise Risk Management or “ERM”). Through the Board’s committees, the Board maintains broad oversight over various functions within the Company. The Audit Committee, under its charter, reviews and discusses risk exposures and the steps management has taken to monitor and mitigate each risk. The Board is engaged in the Company’s strategic planning efforts, which include evaluating the objectives and risks associated with these initiatives.

The Company’s ERM is a fluid process that identifies, assesses, and mitigates actual and potential risks that may affect the Company’s ability to achieve its strategic objectives. Risk and strategy issues are used to develop annual, cross-functional risk mitigation and management plans. The plans are updated by the management leadership team on an ongoing basis with a particular focus on the high-risk areas. Management updates the Audit Committee on its ERM processes at the quarterly scheduled Board meetings. The plans are approved annually by the Board of Directors after input from a multidisciplinary group of executives and various committees, including the ESG Committee.

Sustainability

As a responsible and ethical company, the Board recognizes that ESG factors may have a material impact on the long-term risk and growth of the Company. With this in mind, the ESG Committee was established by the Board of Directors in April 2021 for the purpose of overseeing the Company’s ESG activities. The Board is ultimately responsible for ESG activities and provides strategic direction based on input from outside stakeholders, management and the Board’s ESG Committee.

The ESG Committee examines and evaluates the repercussions of ESG activities including, but not limited to:

a)	Environmental risks created by business activities which may have an impact on air, land, water, ecosystems, and human health, with a view toward avoiding or minimizing environmental liabilities, lowering costs and increasing profitability through efficiencies, and reducing regulatory, litigation and reputational risk.

b)	Social risks, including promoting health and safety, creating a diverse workforce, encouraging labor-management relations, protecting human rights and focusing on product integrity, in order to increase productivity and morale, reduce turnover and absenteeism.

c)	Governance risks, including diversity, corporate risk management and executive compensation, through measures such as addressing diversity and accountability of the Board, protecting stockholders and their rights, and reporting and disclosing information, with an objective of aligning interests of stockholders, management and other constituencies.

Human Capital

The Company believes that an inclusive and diverse workforce is essential to the success of our employees in reaching their highest potential and the Company in reaching our short-term and long-term goals. Employment is based upon personal capabilities and qualifications without discrimination because of gender, race, national origin, ancestry, religion, age, color, physical or mental disability, sexual orientation, gender identity, transgender status, marital status, creed, arrest record, conviction record, citizenship status, veteran status, predisposing genetic characteristics, reproductive health decisions or any other characteristic protected by law. Below is a snapshot of key inclusion and diversity metrics related to the Company’s workforce as of June 30, 2021.

20% of employees are minorities

44% of employees identify as female

41% of employees at the leadership level (employees at manager and above) identify as female

40% of employees holding positions at the Vice President level and above identify as female

Board Diversity, Equity, & Inclusion

We believe that a Board comprised of Directors from diverse backgrounds promotes the inclusion of different perspective and ideas, makes good business sense, and makes for better corporate governance. When assessing Board composition or identifying suitable candidates for appointment or reelection to the Board, the Committee will consider candidates based on merit against objective criteria having due regard to the benefits of diversity and the needs of the Board. The list of candidates will include individuals with a variety of business experiences, from different geographies and of various ages, genders, and ethnicities. Annually, the Governance and Nominating Committee will review this policy and assess its effectiveness in promoting a diverse Board.

Corporate Governance

The Board is responsible for overall corporate governance, which includes, but is not limited to, providing oversight of the direction of the Company and management’s implementation of the Company’s strategic plan. The corporate governance guidelines are available at www.lannett.com. The Board and various committees of the Board meet regularly to discuss operating and financial reports presented by the Company, including but not limited to the Chief Executive Officer, Chief Financial Officer, and other members of management.

Code of Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct applies to all employees including the Company’s Board of Directors, Chief Executive Officer, Chief Financial Officer, Corporate Controller, and other key employees. The Code of Conduct is publicly available on our website at www.lannett.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver, including any implicit waiver, from a provision of the Code of Conduct to our Chief Executive Officer, Chief Financial Officer, or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Our Code of Conduct is a guide to build on our legacy. It is designed to guide members of the Lannett family to navigate ethical situations, interact ethically, make good decisions and handle workplace situations with integrity.

All employees at Lannett and its subsidiaries, including corporate officers and members of our Board of Directors, are required to read, understand and follow our Code of Conduct. Our employees undergo periodic training on the Company’s policies and procedures and, in addition to completing a required number of annual outside training credits, the Board undergoes annual compliance training by a compliance professional. Business partners, such as vendors, consultants and temporary employees who serve as an extension of the Company are expected to follow our lead in how we conduct business.

Anti-Hedging and Anti-Pledging Policy

The Board has established effective anti-hedging and anti-pledging policies. We have an insider trading policy which among other restrictions prohibits employees, officers and Directors, including Named Executive Officers (“NEOs”), from entering into short sales, calls or any other hedging transaction involving Lannett securities. In addition, the Board has a policy that prohibits Directors and NEOs from pledging Lannett stock. None of our Directors or NEOs have pledged Lannett stock as collateral for personal loans or other obligations.

Board Attendance

The members of the Board are expected to attend all Board meetings whether in person or via teleconference. Additionally, members of the Board are expected to attend the Annual Meeting.

The Board met seven times during the fiscal year ended June 30, 2021 (“Fiscal 2021”). In addition to meetings of the Board, Directors attended meetings of individual Board committees. Each of the Directors attended at least 85% of the Board meetings and meetings of Board committees of which they were a member during Fiscal 2021. All Directors were present at the 2021 Annual Meeting.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that a majority of our Directors should meet New York Stock Exchange (“NYSE”) independence requirements. A director will not be considered independent unless the Board determines that the director meets the NYSE independence requirements and has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

Our Board leadership structure is one under which Patrick G. LePore serves as the non-executive, independent Chairman of the Board. We currently have six other Directors, including Timothy C. Crew, Chief Executive Officer. Five of the seven Directors currently serving on the Board of Directors are “independent” as defined by the NYSE. During Fiscal 2021, the Board had four permanent committees: the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Environmental, Social and Governance Committee. The ESG Committee was formed in April 2021. In addition, the non-management members of the Board of Directors meet regularly without management Directors or management personnel present.

The Board believes that the role of Chairman of the Board and Chief Executive Officer should be separate, and that the Chairman should not be an employee of the Company. The Board believes that this separation benefits the stockholders in the form of increased oversight. As further oversight, the independent Board members also meet throughout the year in executive sessions where neither management personnel nor other non-independent Directors are present. In the Company’s case, this excluded Jeffrey Farber and Timothy C. Crew, Chief Executive Officer.

Overall, we believe that the separation of the Chairmanship and Chief Executive Officer positions, our strong committee system, and regular non-management director and independent director meetings allow for effective Board oversight of management.

Communicating with the Board of Directors

Interested persons may contact the non-management Directors by sending written comments to 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053 Attn: Board of Directors. The original communication as addressed, or a summary of the submissions will be forwarded to the Directors for discussion in the next Directors meeting. If a summary of the communication is provided, the original communication will be maintained on file and available for the Directors’ review upon request.

Board Committees

In Fiscal 2021, the Board had four permanent committees - Audit Committee, Compensation Committee, Governance and Nominating Committee and Environmental, Social and Governance Committee. In April 2021, the Board formed the ESG Committee to provide oversight of the Company’s ESG activities evaluation of risks that may arise from these activities. There were twelve (12) Audit Committee meetings, four (4) Compensation Committee meetings, four (4) Governance and Nominating Committee meetings and three (3) ESG Committee meetings held during Fiscal 2021. The Special Committee of the Board, which was formed in August 2018, met two (2) times during Fiscal 2021, specifically to provide assistance in evaluating the Company’s debt refinancing efforts. The following table shows the Directors who are currently members of each permanent Board Committee:

		Compensation	Governance and	Environmental, Social and
Name	Audit Committee	Committee	Nominating Committee	Governance Committee
John C. Chapman	Chairman	Member	—	Member
Timothy C. Crew	—	—	—	Chairman
David Drabik	Member	Member	Chairman	Member
Jeffrey Farber	—	—	—	—
Patrick G. LePore, Chairman of the Board	—	—	Member	—
Melissa Rewolinski	Member	—	—	Member
Paul Taveira	Member	Chairman	Member	Member

The Audit Committee has responsibility for overseeing the Company’s financial reporting process on behalf of the Board. In addition, Audit Committee responsibilities include, but are not limited to, selection of the Company’s independent auditors, conferring with the independent auditors regarding their audit of the Company’s Consolidated Financial Statements, pre-approving and reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence, and considering the adequacy of internal financial controls. The Company has outsourced its annual Sarbanes-Oxley compliance testing and evaluation to Pricewaterhouse Coopers, LLP (“PwC”) and will engage PwC for other risk mitigation services from time to time as needed. The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com. The charter describes the nature and scope of the Audit Committee’s responsibilities. All members of the Audit Committee are independent Directors as defined by the rules of the NYSE. See “Report of the Audit Committee.”

Financial expert on Audit Committee The Board has determined that John C. Chapman, current director and Chairman of the Audit Committee, is the Audit Committee financial expert as defined in section 3(a)(58) of the Exchange Act and the related rules of the Commission.

Information Security Experience on the Audit Committee The Audit Committee is responsible for overseeing management’s controls over information security. The Audit Committee meets at least quarterly with the Company’s IT management and an outside cybersecurity consulting firm, which performs an annual assessment of our cybersecurity controls, as well as the Company’s independent auditors regarding their annual audit procedures, which include information security. John Chapman has information security experience. Pursuant to the Audit Committee charter, the Audit Committee is briefed periodically on the status of the Company’s systems and processes to ensure that the Company’s electronic information is not compromised. There have not been any breaches of Company information systems in the last three years and the Company, which maintains a cyber security insurance policy, has not paid any expenses or penalties related to any information breaches.

The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation of the executive officers of the Company. For a discussion on the Compensation Committee’s process and factors used in determining executive compensation refer to “Compensation Discussion and Analysis” starting on page 17. The Compensation Committee also administers the Company’s equity compensation plans. The Compensation Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com. All members of the Compensation Committee are independent Directors as defined by the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation No member of the Compensation Committee during Fiscal 2021 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or Board of any company that employed any member of the Company’s Compensation Committee or Board.

The Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and for recommending such individuals for nomination. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other factors considered in identifying and evaluating candidates include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the pharmaceutical industry and public companies, as well as the ability of the individual to devote the necessary time to service as a director.

Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the Governance and Nominating Committee performs a robust review, which includes collection of outside information, to include publicly available information and all other relevant information available to determine if the person should be considered further. Once this determination has been made the person is contacted. If the person expresses a willingness and interest to be considered to serve on the Board, the Governance and Nominating Committee will request further information from the candidate including resumes, references and other relevant information. A formal interview process is then held. The Governance and Nominating Committee will then consider all information, qualifications, and accomplishments, including comparisons to other potential candidates before making its final decision.

The Governance and Nominating Committee will also consider candidates recommended by stockholders. All nominees will be evaluated in the same manner, regardless of whether they were recommended by the Governance and Nominating Committee or recommended by a stockholder. To have a candidate considered by the Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

●	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of ownership; and
●

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be considered as a director nominee if recommended by the Governance and Nominating Committee to the Board and nominated by the Board to be included in the Proxy Statement for election at the Annual Meeting.

The stockholder recommendation and information described above must be sent to the Company at 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053, and must be received not less than 90 days prior to the anniversary date of the Company’s most recent Annual Meeting.

The Governance and Nominating Committee is responsible for overseeing the leadership development plans for succession of the CEO and other executive officers (or the “Succession Plan”). Annually, the CEO shall report to the Committee on this topic and shall provide such committee with recommendations and evaluations of potential successors. The CEO shall recommend who should assume the position of interim CEO in the event of an emergency. The Committee shall review the Succession Plan periodically, develop and evaluate potential candidates for CEO and other executive officer positions and recommend to the Board any changes to and any candidates for succession under the Succession Plan.

The Governance and Nominating Committee conducts an annual evaluation of the Board and its Committees. In the past, the Board has employed the National Association of Corporate Directors (the “NACD”) to assist with evaluations and to provide a template for best practices in Board evaluations, which the Committee currently uses. The Committee also requires that Board members complete a certain number of hours of continuing education training annually. Lastly, the Governance and Nominating Committee maintains a comprehensive, new director orientation program, which includes meetings with senior executives and other relevant personnel.

The Governance and Nominating Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com. All members of the Governance and Nominating Committee are independent Directors as defined by the rules of the NYSE.

The Environmental, Social and Governance Committee is responsible for providing oversight of the Company’s ESG activities and evaluation of risks that may arise from these activities. The ESG Committee was formed in April 2021 and the members of the ESG Committee are Timothy Crew, John Chapman, David Drabik, Melissa Rewolinski, and Paul Taveira. Timothy Crew currently serves as the Chairman of the ESG Committee. Refer to the discussion starting on page 5 for further details on the responsibilities of the ESG Committee.

The Environmental, Social and Governance Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.

Executive Sessions of Independent Directors

In accordance with the rules and regulations of the NYSE, non-management independent Directors meet at regularly scheduled executive sessions without management participation. At least once a year, an executive session is held with only independent Directors. Executive sessions are chaired by the non-executive, independent, Chairman of the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four independent Directors (as defined in section 303(A) of the NYSE listing company manual) and maintains a written charter in accordance with rules of the NYSE.

Management is primarily responsible for the Company’s financial statements and related internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an audit of the Company’s Consolidated Financial Statements and related internal controls over financial reporting. The Audit Committee’s responsibility is to monitor the Company’s financial reporting and internal control processes and to review the performance and independence of the Company’s independent registered public accounting firm.

Management has represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared, in all material respects, in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent registered public accounting firm.

The Audit Committee has received from its independent registered public accounting firm written communications regarding the matters required to be discussed with the Audit Committee. These matters included information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) critical audit matters that related to accounts or disclosures that were material to the financial statements and involved their especially challenging, subjective or complex judgment, (v) any significant accounting adjustments, (vi) any disagreements with management and (vii) any difficulties encountered in performing the audit. The Committee discussed these matters with the Company’s independent registered public accounting firm, with and without management present.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board, and the Audit Committee discussed the firm’s independence with the independent registered public accounting firm. The Audit Committee also pre-approved all Fiscal 2021 audit and non-audit services and fees and concluded that the non-audit services performed, and related fees did not impair the independence of the independent registered public accounting firm.

Based upon the Audit Committee’s discussions and reviews referred to above, the Audit Committee recommended that the audited Consolidated Financial Statements be included in Lannett’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 as filed with the Securities and Exchange Commission.

Audit Committee:

John C. Chapman (Chairman)
David Drabik
Paul Taveira
Melissa Rewolinski

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 31, 2021, information regarding the security ownership of the Directors and certain executive officers of the Company and of persons known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock. Although some grants of restricted stock under the Company’s 2014 and 2021 Long-Term Incentive Plans (“LTIPs”) vest equally over time from the grant date, the restricted shares are included below because the voting rights with respect to such restricted stock are acquired immediately upon grant.

Name and Address of
Beneficial Owner /		Excluding Options (*)					Including Options (**)
Director / Executive		Shares Held	Shares Held	Total		Percent of	Number of		Percent of
Officer	Office	Directly	Indirectly	Shares		Class	Shares		Class

John M. Abt
1150 Northbrook Drive, Suite 155	VP and Chief Quality
Trevose, Pennsylvania 19053	and Operations Officer	123,814	—	123,814	(1)	0.29%	162,172	(1), (2)	0.38%

Maureen Cavanaugh	Senior VP & Chief
1150 Northbrook Drive, Suite 155	Commercial Operations
Trevose, Pennsylvania 19053	Officer	157,378	—	157,378	(3)	0.37%	205,755	(3), (4)	0.48%

John Chapman
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	141,824	—	141,824		0.33%	141,824		0.33%

Timothy Crew
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Chief Executive Officer	564,270	—	564,270	(5)	1.31%	770,242	(5), (6)	1.79%

David Drabik
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	108,332	—	108,332		0.25%	108,332		0.25%

Robert Ehlinger
1150 Northbrook Drive, Suite 155	VP and Chief
Trevose, Pennsylvania 19053	Information Officer	84,832	—	84,832	(7)	0.20%	140,307	(7), (8)	0.33%

Jeffrey Farber
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	2,112,454	2,194,140	4,306,594	(9)	10.01%	4,306,594	(9)	10.01%

David Farber
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053		1,924,870	1,693,149	3,618,019	(10)	8.14%	3,618,019	(10)	8.41%

Samuel H. Israel
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Chief Legal Officer and General Counsel	161,751	—	161,751	(11)	0.38%	223,700	(11), (12)	0.52%

John Kozlowski	VP of Finance,
1150 Northbrook Drive, Suite 155	Chief Financial Officer and
Trevose, Pennsylvania 19053	Principal Accounting Officer	141,594	—	141,594	(13)	0.33%	204,454	(13), (14)	0.48%

Patrick G. LePore
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Chairman of the Board, Director	337,145	—	337,145		0.78%	337,145		0.78%

Melissa Rewolinski
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	62,100	—	62,100		0.14%	62,100		0.14%

Paul Taveira
1150 Northbrook Drive, Suite 155
Trevose, Pennsylvania 19053	Director	117,220	—	117,220		0.27%	117,220		0.27%

All directors and executive officers as a group
(12 persons)		4,112,714	2,194,140	6,306,854		14.67%	6,779,845		15.77%

(1)	Includes 81,805 unvested shares received pursuant to restricted stock awards granted in July 2019, July 2020, September 2020 and July 2021.
(2)

Includes 1,970 vested options to purchase common stock at an exercise price of $59.20 per share, 1,155 vested options to purchase common stock at an exercise price of $31.30 per share, 2,759 vested options to purchase common stock at an exercise price of $17.40 per share, 6,454 vested options to purchase common stock at an exercise price of $12.20 per share, 16,254 vested options to purchase common stock at an exercise price of $6.57 per share and 9,766 vested options to purchase common stock at an exercise price of $5.95.

(3)Includes 111,469 unvested shares received pursuant to restricted stock awards granted in July 2019, July 2020 and July 2021.

(4)	Includes 34,300 vested options to purchase common stock at an exercise price of $6.57 per share and 14,077 vested options to purchase common stock at an exercise price of $5.95.

(5)	Includes 373,387 unvested shares received pursuant to restricted stock awards granted in July 2019, July 2020 and July 2021.
(6)

Includes 32,103 vested options to purchase common stock at an exercise price of $23.65 per share, 21,626 vested options to purchase common stock at an exercise price of $12.20 per share, 104,034 vested options to purchase common stock at an exercise price of $6.57 per share and 48,209 vested options to purchase common stock at an exercise price of $5.95 per share.

(7)	Includes 41,955 unvested shares received pursuant to restricted stock awards granted in July 2019, July 2020 and July 2021.
(8)

Includes 11,667 vested options to purchase common stock at an exercise price of $13.86 per share, 10,000 vested options to purchase common stock at an exercise price of $34.77 per share, 6,300 vested options to purchase common stock at an exercise price of $59.20 per share, 968 vested options to purchase common stock at an exercise price of $31.30 per share, 2,759 vested options to purchase common stock at an exercise price of $17.40 per share 5,569 vested options to purchase common stock at an exercise price of $12.20 per share, 12,914 vested options to purchase common stock at an exercise price of $6.57 per share and 5,298 vested options to purchase common stock at an exercise price of $5.95 per share.

(9)

Includes 994,412 shares held by the Jeffrey Farber Family Foundation which is managed by Jeffrey Farber. Jeffrey Farber disclaims beneficial ownership of these shares. Includes 30,000 shares held by the Jeffrey and Jennifer Farber Family Foundation which is managed by Jeffrey Farber. Jeffrey Farber disclaims beneficial ownership of these shares. Includes 528,122 shares held by Farber Family LLC (“FFLLC”) which is managed by Jeffrey and David Farber. David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares. Includes 73,408 shares held by Jeffrey Farber as custodian for his children and 17,279 shares held as joint custodian with David Farber for a relative. Jeffrey Farber disclaims beneficial ownership of these shares. Includes 550,919 shares held by a Grantor Retained Annuity Trust, in which Jeffrey Farber is the trustee.

(10)

Includes 819,443 shares held by the David and Nancy Family Foundation. David Farber disclaims beneficial ownership of these shares. Includes 528,122 shares held by FFLLC which is managed by Jeffrey and David Farber. David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares. Includes 180,145 shares held by David Farber as joint custodian with his children, 148,160 shares held as trustee for his children and 17,279 shares held as joint custodian with Jeffrey Farber for a relative. David Farber disclaims beneficial ownership of these shares.

(11)	Includes 104,866 unvested shares received pursuant to restricted stock awards granted in July 2019, July 2020 and July 2021.
(12)

Includes 2,759 vested options to purchase common stock at an exercise price of $17.40 per share, 13,665 vested options to purchase common stock at an exercise price of $12.20 per share, 32,284 vested options to purchase common stock at an exercise price of $6.57 per share and 13,241 vested options to purchase common stock at an exercise price of $5.95 per share.

(13)	Includes 98,368 unvested shares received pursuant to restricted stock awards granted in July 2019, July 2020, September 2020 and July 2021.
(14)

Includes 4,000 vested options to purchase common stock at an exercise price of $4.16 per share, 9,334 vested options to purchase common stock at an exercise price of $13.86 per share, 4,200 vested options to purchase common stock at an exercise price of $34.77 per share, 9,953 vested options to purchase common stock at an exercise price of $12.20 per share, 23,000 vested options to purchase common stock at an exercise price of $6.57 per share and 12,373 vested options to purchase common stock at an exercise price of $5.95 per share.

*   Percent of class calculation is based on 43,004,072 outstanding shares of common stock at October 31, 2021.

** Assumes that all options exercisable within sixty days of October 31, 2021 have been exercised.

The following table sets forth, as of October 31, 2021, information regarding the names and addresses of the stockholders known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock.

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

JP Morgan Chase & Co.
383 Madison Avenue
New York, NY 10179	3,498,048	(1)	8.30%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	2,306,196	(2)	5.53%

Highbridge Capital Management, LLC
277 Park Avenue, 23rd Floor
New York, New York 10172	2,341,398	(3)	5.32%

(1)

Based on a Schedule 13G/A filed by JP Morgan Chase & Co. with the SEC on January 25, 2021, JP Morgan Chase & Co. has sole voting power over 3,057,467 shares, shared voting power over 0 shares, sole dispositive power over 3,492,948 shares and shared dispositive power over 0 shares.

(2)

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021, The Vanguard Group has sole voting power over 0 shares, shared voting power over 33,690 shares, sole dispositive power over 2,247,913 shares and shared dispositive power over 58,283 shares.

(3)

Based on Schedule 13G/A filed by Highbridge Capital Management, LLC with the SEC on February 9, 2021, Highbridge Capital Management, LLC has sole voting power over 0 shares, shared voting power over 2,341,398 shares, sole dispositive power over 0 shares and shared dispositive power over 2,341,398 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during Fiscal 2021, all filing requirements applicable to its officers, Directors and greater-than-10% beneficial owners under Section 16(a) of the Exchange Act were complied with in a timely manner, except for one Form 4 for Melissa Rewolinski reporting a single sale of 14,150 shares. The transaction was subsequently reported on a Form 4.

DIRECTORS AND OFFICERS

The Directors and executive officers of the Company are set forth below:

	Age	Position
Directors:

Patrick G. LePore	66	Chairman of the Board

John C. Chapman	67	Director

Timothy C. Crew	60	Director

David Drabik	53	Director

Jeffrey Farber	61	Director

Melissa Rewolinski	52	Director

Paul Taveira	62	Director

Officers:

Timothy C. Crew	60	Chief Executive Officer

John Kozlowski	49	Vice President of Finance, Chief Financial Officer and Principal Accounting Officer

John M. Abt	56	Vice President and Chief Quality and Operations Officer

Maureen M. Cavanaugh	62	Senior Vice President and Chief Commercial Operations Officer

Samuel H. Israel	60	General Counsel and Chief Legal Officer

Patrick G. LePore — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. LePore.

John C. Chapman — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Chapman.

Timothy C. Crew — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Crew.

David Drabik — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Drabik.

Jeffrey Farber — See “Proposal No. 1 - Election of Directors” for information pertaining to Mr. Farber.

Melissa Rewolinski — See “Proposal No. 1 - Election of Directors” for information pertaining to Dr. Rewolinski.

Paul Taveira was appointed a Director of the Company in May 2012. Mr. Taveira was the Chief Executive Officer of the National Response Corporation, an international firm specializing in environmental services, from June 2015 to February 2019. He previously served on the Board of Directors and as the Chief Executive Officer of A&D Environmental Services Inc., an environmental and industrial services company. From 2007 to 2009, Mr. Taveira was a Managing Partner of Precision Source LLC, a manufacturer of precision parts for various industries across the United States. From 1997 to 2007, Mr. Taveira held several positions at PSC Inc., a national provider of environmental services, including President, Vice President and Regional General Manager. From 1987 to 1997, Mr. Taveira held several management positions with Clean Harbors Inc., an international provider of environmental and energy services. Mr. Taveira graduated from Worcester State University with a Bachelor of Science degree in Biology. Mr. Taveira will not be standing for re-election to the Board for 2022.

John Kozlowski joined the Company in 2009 and was promoted in 2010 to Corporate Controller. In 2016, Mr. Kozlowski was promoted to Vice President Financial Operations & Corporate Controller. In October 2017, Mr. Kozlowski was promoted to Chief Operating Officer. In April 2018, Mr. Kozlowski was promoted to Chief of Staff and Strategy Officer. Mr. Kozlowski was appointed as the Vice President of Finance and Chief Financial Officer in August 2019. In July 2020, Mr. Kozlowski was also appointed the Principal Accounting Officer. Prior to joining the Company, Mr. Kozlowski served in senior finance and accounting roles for Optium Corporation and Finisar Australia. He earned a Bachelor of Arts degree in finance from James Madison University and a Masters of Business Administration degree from Rider University.

John M. Abt joined the Company in March 2015 as Vice President of Quality and was promoted to Vice President and Chief Quality and Operations Officer in April 2018. Prior to joining the Company, Mr. Abt held senior level positions in both quality and operations and has extensive knowledge in pharmaceutical manufacturing, quality, strategy, business improvement and site transformation. Prior to joining the Company, he most recently served as Teva Pharmaceuticals’ Vice President Global Quality Strategy, overseeing the development and implementation of strategy and associated initiatives for the global quality organization. Before that, he held a number of leadership positions of increasing responsibility in operations, continuous improvement, quality systems and compliance. He earned his Doctorate in Business Administration from Temple University, Masters of Administrative Science in Business Management from Johns Hopkins University and a Bachelor of Science in Biochemistry from Niagara University.

Maureen M. Cavanaugh joined the Company in May 2018 as Senior Vice President and Chief Commercial Operations Officer. Prior to joining the Company, Ms. Cavanaugh spent the past 11 years at Teva, most recently as Senior Vice President, Chief Commercial Officer, North American Generics. Earlier at Teva, Ms. Cavanaugh served as Senior Vice President and General Manager, U.S. Generics and before that held a variety of positions in sales, marketing and customer operations. Ms. Cavanaugh also previously served as Senior Director of Marketing at PAR Pharmaceuticals, as Director, Product Management and Marketing Research at Sandoz Inc., and held a number of finance, sales and marketing operations positions at Bristol Myers-Squibb. Ms. Cavanaugh earned a Bachelor of Science in Business Administration degree from LaSalle University and a Masters of Business Administration degree from Rider University.

Samuel H. Israel joined the Company in July 2017 as General Counsel and Chief Legal Officer. Prior to joining Lannett, Mr. Israel was a partner with Fox Rothschild LLP, a national, full-service law firm, with 28 offices that provide services in more than 60 practice areas, since 1998. He served as chair of the firm’s Pharmaceutical and Biotechnology Practice and handled a variety of commercial litigation matters. Mr. Israel earned a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania and a Juris Doctor degree with honors from Rutgers University School of Law.

To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director, executive officer, or significant employee during the past ten years.

As part of the 2021 Restructuring Plan initiated on November 3, 2021, the Company consolidated its Information Technology function under Operations to align its infrastructure to a size consistent with current operating expectations. With this change, Robert Ehlinger departed the Company in December 2021. Mr. Ehlinger served as the Company’s Chief Information Officer since 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our Fiscal 2021 Executive Compensation Program. It provides an overview of the compensation program for the following Named Executive Officers (“NEOs”) and how the Compensation Committee of the Board of Directors (“the Committee”) made its decisions for our 2021 Fiscal Year.

NEO	Title/Role
Timothy C. Crew	Chief Executive Officer (“CEO”)
John Kozlowski	Vice President of Finance, Chief Financial Officer and Principal Accounting Officer*
Maureen Cavanaugh	Senior Vice President and Chief Commercial Operations Officer
Samuel H. Israel	Chief Legal Officer and General Counsel
John Abt	Vice President and Chief Quality and Operations Officer

Say on Pay Results in 2021

At our annual stockholders meeting in January 2021, our stockholders approved the “say-on-pay” proposal, with approximately 80% of votes cast in support of our executive compensation program.

Although this vote is non-binding, its outcome, along with stockholder feedback and the competitive business environment, plays an important role in how the Committee makes decisions about the program’s structure. To this end, the Committee periodically conducts reviews of the Executive Compensation Program, monitors industry practices and seeks feedback from some of our largest investors. Based in part on this feedback, the Committee introduced performance shares tied to the Company’s three-year total stockholder returns (“TSR”) relative to companies in the S&P Pharmaceuticals Select Industry Index as part of the long-term incentive program for NEOs in Fiscal 2018 and has increased its weighting over time from 25% initially to 35% of the target award opportunity in Fiscal 2021. For equity grants to NEOs in Fiscal 2022, the weighting on performance shares increased to 50% of total award opportunities, with half tied to three-year relative TSR and half to strategic portfolio goals over the three-year measurement period. The Committee also added a provision for the relative TSR component capping performance share award funding at target if we outperform comparator companies and our absolute TSR is negative. The Fiscal 2022 Annual Bonus Plan for NEOs will include a component tied to the internal development and external assessment of a report outlining the Company’s Environmental, Social and Governance (“ESG”) strategy and practices. Our executive compensation program for NEOs continues to place a significant emphasis on performance-based variable pay tied to key strategic objectives. We also maintain stock ownership requirements for executive officers and non-employee Directors, and in Fiscal 2021 our Board of Directors approved an expanded compensation recovery or “clawback” provision amending all executive officer employment contracts in the event of the need for a restatement of financial statement arising from fraud or misconduct. We believe these actions demonstrate our responsiveness to stockholder feedback and our ongoing commitment to aligning executive pay with performance and long-term value creation.

The following pages of this CD&A highlight performance results since Fiscal 2018 that have had a direct impact on the compensation paid to our NEOs over the same period of time. It looks specifically at the performance measures used in the short- and long-term incentive awards under the Executive Compensation Program that the Committee believes drive stockholder value. It also describes recently approved changes for Fiscal 2022 to further align our Executive Compensation Program with our objectives and best competitive practice.

A Word About Risk

The Committee believes that incentive plans, along with the other elements of the Executive Compensation Program, provide appropriate rewards to our NEOs to keep them focused on our goals. The Committee also believes that the program’s structure, along with its oversight, continues to provide a setting that does not encourage the NEOs to take excessive risks in their business decisions.

Executive Summary

Business Highlights

Fiscal 2021 was a year of significant challenges as well as strategic accomplishments that we believe will position the Company for future growth and value creation. Our financial results were adversely impacted by the ongoing impact of the COVID-19 pandemic, competitive pressures within the generic pharmaceuticals industry, and organizational and portfolio restructuring actions. Despite these challenges, we continued to maintain and enhance our operations, safeguard our employees, and provide safe, high quality medications to customers and patients. We continued to successfully execute on our strategy of enhancing our core business, launching new products, building our R&D pipeline, expanding strategic alliances, and reducing costs. We launched a total of 12 new products during Fiscal 2021, several of which have limited or moderate competitors. We also removed 23 lower margin products from our portfolio which, combined with the above-referenced macroeconomic challenges, adversely impacted near-term net sales but is expected to improve longer-term profitability. While we did not achieve budgeted revenue and profitability goals for Fiscal 2021, we continued to operate profitably, based on adjusted Operating Income, which excludes impairments, amortization, restructuring and non-cash interest expenses, and certain other non-recurring items, during a very challenging operating environment. During Fiscal 2021, we continued to diligently pay down our term loan debt by approximately $80 million and in April 2021, we completed a refinancing transaction that significantly extended the maturity of our debt and enhanced our capital structure. The refinance significantly improves our near-term free cash flow through a reduction in cash interest and loan amortization, providing us with increased flexibility to invest in additional growth opportunities. During the first quarter of Fiscal 2021, we fully implemented a new restructuring and cost savings plan with expected annual savings of more than $15 million to help address ongoing competitive pressure within the generic pharmaceuticals sector. These activities significantly strengthened our financial flexibility and ability to make ongoing investments in our business and product pipeline. We continue to execute on a number of key strategic initiatives as discussed below. We believe these actions will better position the Company for long-term profitable growth and stockholder value creation.

In addition, we continued to make important advances in product in-licensing and development. We launched a total of 48 new products over the past three fiscal years, including 12 in Fiscal 2021, with additional launches planned in Fiscal 2022 and beyond. As of June 30, 2021, we had about 100 products available to the market. We also continue to capitalize on our strategic partnerships, both domestically and internationally. Since January 2018, we acquired or in-licensed over 75 Abbreviated New Drug Application (ANDA) products and entered into several new strategic alliance agreements which diversified and enhanced our revenue streams. In Fiscal 2020 and 2021, we entered into commercialization agreements with several leading pharmaceutical companies that have the potential to significantly increase our future annual revenues. Included among these is a revised and expanded agreement with our strategic alliance partner, HEC Group, for an insulin-based product with significant market potential to treat type 1 and type 2 diabetes, which impacts approximately 34 million Americans, as well as a new agreement for a fast-acting, biosimilar insulin aspart product candidate with significant market potential. We also entered into agreements with Respirent for additional inhalation products. We continue to make progress advancing these and other product candidates towards commercial launches over the next several years.

As noted above, our financial performance in Fiscal 2021 was adversely impacted by the COVID-19 pandemic and ongoing competitive pressures within the generic pharmaceutical industry. Despite these challenges, our executive leadership and other employees made significant progress in executing our strategic plan and positioning the Company for future growth. The impact of these events and developments are reflected in our compensation decisions for Fiscal 2021, consistent with our pay for performance philosophy. In response to the COVID-19 pandemic, salary increases for NEOs were delayed until January 2021, except for Mr. Kozlowski, whose market adjustment was effective in July 2020 as his salary remained well below 50th percentile market values. Short-term incentive (annual bonus) payouts to NEOs for Fiscal 2021 were well below target, with no awards earned for components tied to corporate financial goals (representing 70% of total target award opportunities) due to below-threshold performance results, and awards tied to individual performance and strategic objectives earned at or above target levels. Based on overall performance results, short-term incentive payouts for NEOs for Fiscal 2021 were earned at levels ranging from 30% to 40% of total target award opportunities (averaging 34% of target), well-below payouts earned for Fiscal 2020. Additionally, performance shares tied to 3-year relative TSR cycles ending in September 2020 and July 2021 were forfeited since our TSR results relative to comparator companies in the S&P Pharmaceuticals Select Industry Index were below the threshold level. We believe these actions demonstrate our commitment to aligning executive pay with performance. In July 2021, our NEOs received target long-term incentive grants based on a target value mix of 30% for restricted stock, 20% for cash awards tied to changes in our absolute stock price over the three-year period ending June 30, 2024, and 50% for performance shares, with half tied to our relative TSR vs. companies in the S&P Pharmaceuticals Select Index for the three-year performance cycle running from July 1, 2021 through June 30, 2024 and half to various strategic portfolio goals over the three-year measurement period ending June 30, 2024. Many outstanding stock options held by our NEOs are currently “underwater” and the value of many other outstanding equity awards are below grant date target values. Based on our interim relative TSR results through June 30, 2021, performance shares granted in Fiscal 2020 and 2021 are tracking below threshold levels which, if sustained over the applicable three-year performance periods, would result in no awards being earned by NEOs.

Key financial performance highlights, as reported in accordance with GAAP requirements, are shown below. GAAP-based results for Fiscal 2021 reflect asset impairments and certain other non-cash and/or non-recurring expenses that are excluded from adjusted profitability metrics. Year over year declines vs. Fiscal 2020 results reflect continued challenging market conditions within the generic pharmaceuticals industry as well as within the broader market due to the ongoing pandemic, and for comparisons vs. Fiscal 2018 and 2019 results, the non-renewal of the former distribution agreement with Jerome Stevens Pharmaceuticals (JSP), which expired in March 2019 and had significantly contributed to our prior net sales and profitability. See the section of our Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional details and discussion of Company performance.

†Peer Group average pertains to the Fiscal 2021 peer group.

Comparison of Disclosed Versus Realizable CEO Pay for Mr. Crew (Based on Summary Compensation Table)

Compared with values reported in the Summary Compensation Table for Mr. Crew, current realizable values are 40% lower for Fiscal 2020 and 54% lower for Fiscal 2021. Mr. Crew’s reported compensation for Fiscal 2020 includes actual base salary plus STI earned plus the full value of a retention incentive earned in December 2019 plus equity awards granted in Fiscal 2020 (with stock options and restricted stock based on Fiscal 2019 performance). Fiscal 2021 reported compensation includes actual base salary plus STI earned plus grant date accounting values for target equity grants for Fiscal 2021. Realizable pay reflects current intrinsic values for equity grants based on our stock price as of June 30, 2021, with assumed performance share award funding at 0% of target for the Fiscal 2020 and 2021 grants based on interim relative TSR results from date of grant through June 30, 2021.

Disclosed vs. Realizable CEO Pay
$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$4,576,313
-40%
$2,735,612
$4,263,888
-54%
$1,981,463
2020 Disclosed
2020 Realizable
2021 Disclosed
2021 Realizable
Salary
STI Cash
Performance Shares
Restricted Stock
Stock Options
All Other Compensation

Fiscal 2021 Executive Compensation Program Changes

As our Company grows, the Committee is committed to the evolution and improvement of our Executive Compensation Program to ensure alignment with our business strategy and stockholder interests, as well as best competitive practices. The Committee made the following adjustments to the program’s core compensation elements for 2021:

What’s Changed	How It’s Changed	Explanation
Short-Term Incentives (“Annual Bonus”)

●

Added cash flow from operations as a percentage of Adjusted EBITDA to the strategic objectives component.

●

Increased award funding for threshold performance from 25% to 50% of target award opportunities.

No changes were made to the overall performance mix or target award opportunities expressed as percentages of base salary. The cash flow metric was added to reinforce strategic priorities associated with further enhancing our financial flexibility. Threshold award funding was increased to align more closely with peer group and broader market practice and recognize use of challenging performance goals.

Long-Term Incentives

●

Changed target value mix from an equal weighting for all vehicles to 35% performance shares tied to 3-year relative TSR, 20% stock options, and 45% service-based restricted stock.

●

Revised full vesting time period from four years to three years for all award vehicles.

Emphasis on stock options was reduced to help manage overall equity plan share usage, and emphasis on restricted stock was increased to enhance retention during a time of heightened uncertainty, with the majority of total award opportunities continuing to be tied to performance and/or stock price appreciation. The time frame for full vesting for all awards was set at three years to align more closely with peer group and broader market practice.

Our Commitment to Sound Corporate Governance

In order to align our executive compensation program with long-term stockholder interests, we have adopted a variety of sound corporate governance practices, as illustrated in the following table.

What We Do	What We Don’t Do
● Emphasize variable incentives to align pay with performance	● Provide multi-year pay guarantees within employment agreements
● Tie incentive compensation to multiple performance metrics that reinforce key business objectives	● Allow stock option repricing without stockholder approval
● Place primary emphasis on equity compensation to align executive and stockholder interests	● Permit stock hedging or pledging activities
● Use stock ownership guidelines for executive officers and non-employee Directors	● Provide uncapped incentive and performance share awards
● Maintain a clawback policy allowing for the recoupment of excess compensation in the event of a material financial restatement and fraud or misconduct	● Pay tax gross-ups on any awards
● Engage an independent compensation consultant to advise the Compensation Committee	● Provide excessive executive perquisites

Executive Officer Stock Ownership Guidelines

To further encourage alignment with stockholder interests, the Board has established stock ownership and retention requirements for executive officers. Within five years of first being subject to guidelines in their current role, each executive officer is required to achieve and maintain ownership levels, based on a multiple of base salary, as noted in the following table.

Position	Base Salary Multiple Ownership Requirement
CEO	3.0X (300%) annual base salary
All Other Executive Officers	1.5X (150%) annual base salary

Until guidelines are met, executive officers must retain 50% of net after-tax shares received from equity grants, including net after-tax shares received from stock option exercise or vesting of restricted stock and performance shares, until they are in compliance. If guidelines are not met within the five-year compliance period, the holding requirement increases to 100% of net after-tax shares from equity grants until achieved. Shares owned outright by executive officers or their spouse, as well as shares held in retirement plans and unvested time-based restricted stock count towards ownership requirements. Unearned performance shares and outstanding stock options do not count towards ownership. Non-employee Directors are also subject to stock ownership and holding requirements, as described in the “Compensation of Directors” section of this proxy.

Overview of the Executive Compensation Program

Our Philosophy

A fundamental objective of our Executive Compensation Program is to focus our executives on creating long-term stockholder value — all aspects of our program are rooted in this goal and designed around the following guiding principles:

●	Pay for performance: A significant portion of compensation should be variable and directly linked to corporate and individual performance goals and results.
●	Competitiveness: Compensation should be sufficiently competitive to attract, motivate and retain an executive team fully capable of driving exceptional performance.
●

Alignment: The interests of executives should be aligned with those of our stockholders through equity-based compensation and performance measures that help to drive stockholder value over the long term.

To support these guiding principles, our program includes the following compensation elements:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of compensation that reflects position responsibilities, strategic importance of the position and individual experience.
Short-Term Incentives (Annual Bonus)	Cash (Variable)

Provides a cash-based award that recognizes the achievement of corporate goals in support of the annual business plan, as well as specific, qualitative and quantitative individual goals for the most recently completed fiscal year.

Long-Term Incentives	Equity and Cash (Variable)	Provides incentives for management to execute on financial and strategic goals that drive long-term stockholder value creation and support the Company’s retention strategy.

Target Compensation Mix

The charts below show that most of our NEO’s target compensation for Fiscal 2021 is variable (82% for our CEO and an average of 69% for our other current NEOs). Variable pay includes the target value of short-term cash incentives (“STI”), performance shares, stock options, and restricted stock.

Based upon Fiscal 2021 compensation as reported in the Summary Compensation Table on page 33 of this proxy statement, variable pay represents approximately 82% of total pay for our CEO and 70% of average total pay for our other current NEOs. This mix reflects below-target short-term incentives earned at an average of 34% of target award levels in Fiscal 2021 under the Annual Bonus Plan (shown as STI), the grant date accounting fair value of target performance share, stock option, and restricted stock grants in Fiscal 2021, and additional restricted stock grants of 5,000 shares for Mr. Kozlowski and 10,000 shares for Mr. Abt to further recognize contributions and additional responsibilities assumed during Fiscal 2021.

How Compensation Decisions Are Made

●

The Role of the Compensation Committee. The Committee, composed entirely of independent Directors, is responsible for making executive compensation decisions for the NEOs. The Committee works closely with its independent compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”), and management to examine pay and performance matters throughout the year. The Committee’s charter, which sets out its objectives and responsibilities, can be found at our website at www.lannett.com under the “Investors” section.

The Committee has authority and responsibility to establish and periodically review our Executive Compensation Program and compensation philosophy. Importantly, the Committee also has the sole responsibility for approving the corporate performance goals upon which compensation for the CEO is based, evaluating the CEO’s performance and determining and approving the CEO’s compensation, including equity-based compensation, based on the achievement of his goals. The Committee also reviews and approves compensation levels for other NEOs, taking into consideration recommendations from the CEO.

In making its determinations, the Committee considers market data and advice from Pearl Meyer, as well as budgets, reports, performance assessments and other information provided by management. It also considers other factors, such as the experience, skill sets, and contributions of each NEO towards our overall success. However, the Committee is ultimately responsible for all compensation-related decisions for the NEOs and may exercise its own business judgment when evaluating performance results and making compensation decisions.

Timing of Committee Meetings and Grants; Option and Share Pricing

The Committee meets as necessary to fulfill its responsibilities, and the timing of these meetings is established during the year. The Committee holds special meetings from time to time as its workload requires. Annual equity grants occur after finalizing fiscal year end performance results, typically within the July/August time frame. Individual grants (for example, associated with the timing of a new NEO or promotion to an NEO position) and special recognition awards may occur at any time of year. The exercise price of each stock option and fair value of restricted stock awarded to our NEOs is the closing price of our common stock on the date of grant.

●

The Role of the CEO. The CEO does not play any role in the Committee’s determination of his own compensation. However, he presents the Committee with recommendations for each element of compensation including base salaries and short- and long-term incentive awards for the other NEOs, as well as non-executive employees who are eligible for equity grants. The CEO bases these recommendations upon his assessment of each individual’s performance, as well as market practice. The Committee has full discretion to modify the recommendations of the CEO in the course of its approvals.

●

The Role of the Independent Consultant. The Committee consults, as needed, with an outside compensation consulting firm. As it makes decisions about executive compensation, the Committee reviews data and advice from its consultant about current compensation practices and trends among publicly traded companies in general and comparable generic pharmaceutical companies in particular. The Committee also periodically reviews recommendations from its outside consultant and makes recommendations to the Board about the compensation for non-employee Directors.

In Fiscal 2020, Pearl Meyer was retained by the Committee, as its independent consultant, to review the competitiveness of the Executive Compensation Program. Pearl Meyer provided the Committee with compensation data with respect to similarly sized biopharmaceutical and life sciences companies and consulted with the Committee about a variety of issues related to competitive compensation practices and incentive plan designs. Pearl Meyer was also retained by the Committee in Fiscal 2021 to review the competitiveness of the Executive Compensation Program and to provide ongoing advice relating to the Executive Compensation Program. The Committee assessed the independence of Pearl Meyer pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Committee.

Peer Group & Benchmarking

The Committee evaluates industry-specific and general market compensation practices and trends to ensure the Executive Compensation Program is appropriately competitive. When making decisions about the program for Fiscal 2020, the Committee considered publicly available data, as well as a market study conducted by Pearl Meyer in May 2020. The Pearl Meyer study developed market values using a blend of peer group proxy pay data for the companies shown below as well as published survey data for the broader life sciences industry. Using this information, the Committee compared our program to the compensation practices of other companies which the Committee believes are comparable to the Company in terms of size, scope and business complexity (the “peer group”). As shown below, the Company ranked in the upper half of the peer group in terms of employee headcount, at the 50th percentile for net sales, and between the 25th and 50th percentiles for enterprise value.

		Enterprise	Fiscal Year	Fiscal
	Fiscal Year	Value	End Operating	Year End	Cumulative	Cumulative	Cumulative
	End # of	6/30/2020	Income	Sales	1 YR TSR	3 YR TSR	5 YR TSR
Company Name	Employees	($mm)	($mm)	($mm)	6/30/2020	6/30/2020	6/30/2020
Acorda Therapeutics, Inc.	168	$181	$(87)	$153	(89.6)%	(96.0)%	(97.6)%
Amneal Pharmaceuticals, Inc.	6,000	$3,319	$146	$1,993	(28.6)%	—%	—%
Amphastar Pharmaceuticals, Inc.	1,980	$955	$16	$350	(4.5)%	12.9%	14.7%
ANI Pharmaceuticals, Inc.	369	$588	$(5)	$208	(57.4)%	(25.1)%	(43.5)%
Assertio Therapeutics, Inc.	27	$96	$(43)	$108	(88.7)%	(96.4)%	(98.2)%
Catalent, Inc.	13,900	$20,951	$410	$3,094	99.4%	208.0%	268.6%
Momenta Pharmaceuticals, Inc.	118	$ N/A	$(312)	$24	—%	—%	—%
Prestige Consumer Healthcare Inc.	505	$4,093	$297	$943	64.5%	(1.3)%	12.7%
Supernus Pharmaceuticals, Inc.	563	$1,247	$188	$520	(7.0)%	(28.6)%	81.3%
United Therapeutics Corporation	950	$5,672	$591	$1,483	129.8%	38.3%	3.1%
Lannett Company, Inc.	812	$730	$(237)	$479	(22.9)%	(77.1)%	(92.1)%
Percentile Rank	60%	33%	10%	50%	44%	25%	25%

Subsequent to the 2020 study, former peer Momenta Pharmaceuticals was acquired. For purposes of a subsequent market pay analysis conducted by Pearl Meyer in May 2021, the Committee approved a revised peer group excluding Momenta Pharmaceuticals (acquired) and Catalent (size outlier) and including the 8 remaining companies from the 2020 peer group as shown above as well as Coherus BioSciences, Inc.. The revised peer group aligns with us in terms of company size and industry focus.

The Committee uses external market data as a reference point to ensure the Company’s executive compensation program is sufficiently competitive to attract, retain, and motivate highly experienced and talented NEOs. The Committee generally seeks to position target total direct compensation for NEOs at or near 50th percentile market values for comparable positions but does not utilize a purely formulaic benchmarking approach. Based on the May 2020 Pearl Meyer study, target total direct compensation, including the sum of base salary plus target short-term and long-term incentives, was within the competitive range (defined as +/- 15%) of 50th percentile market values for all NEOs other than Mr. Abt, who was slightly above the range, and equal to 95% of the 50th percentile in the aggregate. Actual total direct compensation, which included Fiscal 2020 short-term incentives earned between threshold and target, the annualized value of one-time retention bonuses paid in Fiscal 2020, and grant date values for Fiscal 2020 equity grants, was within or above a competitive range of 50th percentile market values for all NEOs other than Mr. Kozlowski, who was below the range, and equal to 104% of the 50th percentile in the aggregate. As previously noted, when evaluating our executive compensation program, the Committee considers a variety of other factors in addition to external market data, such as Company and individual performance, and each NEO’s qualifications, skill sets, and past and expected future contributions towards our success.

2021 Executive Compensation Program Decisions

Base Salary

We attribute much of our success to our highly experienced executive management team, and the strength of their leadership has been clearly demonstrated by our exceptional long-term performance results and strategic accomplishments. In order to remain competitive among our industry peers, the Committee believes it should set compensation at market-competitive levels that reflect the executive’s experience, role and responsibilities. Based on Pearl Meyer’s 2020 study, current salaries were below 50th percentile market values for four of our five NEOs and within a competitive range (+/- 10%) of the 50th percentile for all incumbents other than Mr. Kozlowski, who was below the range. The Committee approved merit increases equal to 6.5% of base salary for Mr. Kozlowski and 3% base salary for all of our other current NEOs for Fiscal 2021. Due to the impact of the COVID-19 pandemic, the effective date of salary increases was delayed, for all incumbents other than Mr. Kozlowski, to January 2021, with no retroactive adjustments provided. The following table summarizes annualized salaries for Fiscal 2020 and 2021 for our NEOs. Annualized salaries differ from actual values received as reported in the Summary Compensation Table due to the timing of effective dates.

NEO	2020 Base Salary	2021 Base Salary	% Change
Timothy C. Crew	$750,000	$772,500	3%
John Kozlowski	$385,000	$410,000	6.5%
Maureen Cavanaugh	$438,000	$451,140	3%
Samuel H. Israel	$412,000	$424,360	3%
John Abt	$354,500	$365,135	3%

Short-Term Incentives (Annual Bonus)

The Company’s NEOs participate in an annual bonus program, which is designed to reinforce the annual business plan and budgeted goals and to recognize yearly performance achievements focused primarily on financial and operating results. Actual payouts can range from 0% (below threshold) to 200% (superior performance) of target awards and are paid in cash. The Committee sets each NEO’s threshold, target and superior bonus opportunity as a percentage of base salary, as follows:

	Annual Bonus Opportunity As a % of Salary
	Threshold	Target	Superior
NEO	(50% of Target)	(100% of Target)	(200% of Target)
Timothy C. Crew	50%	100%	200%
All Other NEOs	30%	60%	120%

Expressed as percentages of salary, Fiscal 2021 target and maximum award opportunities were the same as those established in Fiscal 2020 for all NEOs, while threshold award funding was increased to 50% of target (vs. 25% of target in Fiscal 2020).

The overall annual bonus plan for Fiscal 2021 was comprised of two components:

●

Corporate Financial & Operational Goals: 70% of the total target award opportunity is tied to operating results versus targets established by the Committee to promote a focus on Company-wide profitable growth and collaboration:

Performance Metric	Weighting (out of 100%)
Adjusted Operating Income	30%
Adjusted Earnings Per Share (“EPS”)	20%
Net Sales	20%
Strategic Objectives	20%
Individual Objectives	10%

Fiscal 2021 performance metrics and weightings for corporate financial and operational goals were identical to those established in Fiscal 2020.

Adjusted Operating Income and Adjusted EPS are defined as GAAP Operating Income and diluted EPS, respectively, excluding bonus and stock-based compensation expense, as further adjusted for certain non-recurring items.

●

Strategic / Individual Objectives: 30% of the total target award opportunity is based on the achievement of pre-established quantitative and qualitative strategic and individual goals, to reinforce key strategic objectives and to promote individual accountability and “line of sight.” For Fiscal 2021, the strategic objectives component for all NEOs was tied to an equally weighted blend of Cash Flow from Operations as a percentage of Adjusted EBITDA and number of product launches and filings. The individual objectives component for each NEO is tied to various other strategic, financial and operational objectives, taking into consideration each NEO’s job function and responsibilities. For competitive harm reasons, the Company does not disclose specific details on individual goals and other strategic objectives.

2021 Short-Term Incentives (Annual Bonus): Results and Payouts

●

Corporate Financial & Operational Results (Collectively Weighted 70% of Total Target Award) Fiscal 2021 Target goals were set below Fiscal 2020 actual levels for Adjusted Operating Income and Adjusted EPS and above Fiscal 2020 actual results for Net Sales, based on our 2021 internal budgets which anticipated continued challenging market conditions within the generic pharmaceuticals sector. The Committee viewed the Fiscal 2021 performance hurdles as very challenging in light of then-current internal forecasts and industry and economic conditions, including the ongoing COVID-19 pandemic. The Committee established Threshold performance hurdles at 85% of Target goals and Superior hurdles at 120% of Target to account for stretch goals, challenging market conditions, and to align more closely with our historical performance range spreads. Fiscal 2021 financial performance goals and actual results are shown in the following table:

	Weighting	Performance Goals
Performance Metric	(Out of 70%)	Threshold	Target	Superior	Actual
Adjusted Operating Income ($ millions)	30%	$100.3	$118.0	$141.6	$55.5
Adjusted EPS	20%	$1.12	$1.32	$1.58	$0.21
Net Sales ($ millions)	20%	$505.0	$594.1	$712.9	$478.8

Actual Fiscal 2021 performance results were below the Threshold goal level for all three Corporate financial metrics, impacted by even more challenging market conditions within the generic pharmaceuticals sector than originally anticipated, use of stretch goals, and the ongoing COVID-19 pandemic. Actual Adjusted Operating Income for Fiscal 2021 excluded pre-tax items totaling approximately $292.7 million, including restructuring expenses, impairments, and other non-recurring items. Actual Adjusted EPS excluded the same $292.7 million in pre-tax items plus $22.0 million primarily related to non-cash interest expense and a loss on extinguishment of debt as well as the related tax effects for all of these items. For Fiscal 2021, the Net Sales result was the same as the GAAP-reported value, with no adjustments applied.

●

Strategic and Individual Performance Results (Collectively Weighted 30% of Total Target Award) For Fiscal 2021, the strategic objectives component was primarily tied to Cash Flow from Operations goals, which exceeded the Superior level, and number of product launches and filings, which was below the Threshold level. The Committee also considered each NEO’s contributions towards a variety of other company-wide strategic and function-specific objectives, including the debt restructuring which significantly enhanced our financial flexibility, revisions to our product portfolio to improve longer-term profitability, and product launches and development. While no specific weightings were assigned to these other objectives, the Committee considered each NEO’s contributions towards, ongoing success with restructuring activities, the continued strengthening of our balance sheet, maintaining operational discipline within a challenging market environment, and achievement of various other strategic growth milestones. Based on the Committee’s overall assessment, each NEO met or exceeded most goals for the strategic objectives and individual performance components. All NEOs earned target payouts for the strategic objectives component. Mr. Kozlowski and Ms. Cavanaugh earned maximum awards for their individual performance component to recognize their significant contributions towards our debt refinancing and strengthening of our balance sheet (in the case of Mr. Kozlowski) and strategic partnership collaborations and pipeline expansion and progression (in the case of Ms. Cavanaugh) and all other NEOs earned target awards for individual performance achievements.

Total Annual Bonus

Based on our Fiscal 2021 performance results, calculated award funding levels were equal to approximately 30% of target for Messrs. Crew, Israel, and Abt and 40% of target for Mr. Kozlowski and Ms. Cavanaugh. In evaluating these results, the Committee chose to not apply any discretion to calculated performance outcomes and award funding levels. Total Fiscal 2021 payouts for current NEOs are summarized in the following table:

	Corporate Financial /	Strategic / Individual	Total Actual Bonus for
Current NEO	Operational Component	Objectives Component	Fiscal 2020
Timothy C. Crew	$—	$231,750	$231,750
John Kozlowski	$—	$98,400	$98,400
Maureen Cavanaugh	$—	$108,274	$108,274
Samuel H. Israel	$—	$76,385	$76,385
John Abt	$—	$65,724	$65,724

Long-Term Incentives

NEOs participate in a performance-based long-term incentive program. Target award opportunities, expressed as percentages of base salary, for Fiscal 2021 are unchanged from Fiscal 2020 levels and are summarized in the following table:

NEO	Target Award as % of Base Salary
Timothy C. Crew	350%
John Kozlowski	175%
Maureen Cavanaugh	175%
Samuel H. Israel	175%
John Abt	150%

The target value mix for our NEOs in Fiscal 2021 is summarized below:

Beginning in Fiscal 2021, all equity grants are made at target levels, to align more closely with market practice, provide for more consistent and predictable awards, and further enhance retention. Grants occur during the first quarter of each Fiscal Year, with stock options and restricted stock tied to continued service over the applicable vesting period and performance shares tied to three-year relative TSR vs. comparator companies.

Target Equity Grants Made in Fiscal 2021

Beginning in Fiscal 2021, all equity grants are made at target award levels. For Fiscal 2021 grants, the Committee approved a target value mix equal to 35% for performance shares, 20% for stock options, and 45% for service-based restricted shares. The Committee approved the following performance share, stock option and restricted stock target grants, effective as of July 31, 2020:

	Target Equity Grants
NEO	# of Performance Shares	# of Stock Options	# of Restricted Shares
Timothy C. Crew	158,679	144,628	204,016
John Kozlowski	40,728	37,121	52,364
Maureen Cavanaugh	46,334	42,231	59,573
Samuel H. Israel	43,584	39,725	56,036
John Abt	32,144	29,298	41,328

These stock options vest in three equal annual increments, beginning on the first anniversary of the grant date and expire on the tenth anniversary from the date of grant. Each stock option has an exercise price of $5.95, equal to our closing stock price on the date of grant. Restricted stock granted in Fiscal 2021 also vests in three equal annual increments, beginning on the first anniversary of grant.

Target performance share grant levels were determined by dividing target award values by the grant date closing stock price of $5.95 per share, consistent with the approach used to determine restricted stock grants. For accounting expense recognition and proxy disclosure purposes, Fiscal 2021 performance shares were valued at $9.22 per share, based on a Monte Carlo binomial modeling valuation tool, as discussed in Note 15 “Share-based Compensation” of our Consolidated Financial Statements. Award vesting will be based on the Company’s TSR relative to companies in the S&P Pharmaceuticals Index for the three-year period ending June 30, 2023, as illustrated below, with no awards earned for below-Threshold results and maximum awards of up to 200% of target grants for Superior performance

Lannett Three Year Relative TSR vs. S&P	Percentage of Target Grant
Pharmaceuticals Select Index	Earned
Below 40th Percentile	—%
40th Percentile	50%
50th Percentile	100%
80th Percentile or Higher	200%

The Committee also approved additional restricted stock grants of 5,000 shares to Mr. Kozlowski and 10,000 shares of Mr. Abt, effective September 7, 2020, to further recognize their contributions in Fiscal 2020 and assumption of additional responsibilities. These grants vest in three equal annual increments, beginning on the first anniversary of the grant date.

Compensation Recoupment (Clawback) Policy for Executive Officers

In early Fiscal 2021, our Board of Directors approved an expanded compensation recovery or “clawback” provision that will be incorporated into all executive officer employment contracts. Under the revised contracts, if the Company is required to issue a material financial restatement as a result of fraud or other misconduct, the Board may, in its discretion, seek to recoup any excess performance-based short-term or long-term incentive compensation awarded during the three-year period following the originally filed financial statement(s). The recoupment provision applies to any executive officer who is found to have participated in or knew or should have known about such fraud or misconduct and took no action to prevent it. In determining the amount of any excess performance-based incentives, the Board will compare the award received based on the original financial statement(s) against the amount that would have been earned based on the restated financial results. Prior to this new policy, the Company maintained a clawback policy under the Sarbanes-Oxley Act, with incentive awards for the CEO and CFO subject to recoupment in the event of a material financial restatement triggered by fraud or misconduct. Additionally, any employee who violates the provisions of the Company’s Code of Business Conduct and Ethics is subject to disciplinary penalties that may include termination of employment. The Committee intends to comply with any regulatory requirements pertaining to clawback provisions under the Dodd-Frank Act once rules are finalized by the SEC and New York Stock Exchange.

Other Policies, Programs and Guidelines

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package. The Committee believes that these programs and benefits support our compensation philosophy, part of which is to provide compensation that is sufficiently competitive to attract, motivate and retain an executive team fully capable of driving exceptional performance. The Committee periodically reviews these programs to validate that they are reasonable and consistent with market practice. Attributed costs of the personal benefits available to the NEOs are included in column (h) of the Summary Compensation Table on page 33.

●

Retirement Benefits. Each of our NEOs is eligible to participate in a 401(k) plan that is available to all employees. Through December 2020, the Company provided matching contributions on a $0.50 basis up to 8% of the contributing employee’s base salary, subject to limitations of the 401(k) plan and applicable law.  Beginning January 1, 2021, the Company reduced the portion of base salary eligible for the matching contribution from 8% to 4% of the contributing employee’s base salary, subject to limitations of the 401(k) plan and applicable law.

●

Other Benefits. Our NEOs are eligible to participate in the same health benefits available to all other employees. They also participate in a wellness program where Lannett pays up to $2,250 towards the cost of a comprehensive annual physical examination. Lannett provides life insurance for NEOs which would, in the event of death, pay up to $187,500 to designated beneficiaries. Premiums paid for coverage above $50,000 are treated as imputed income. Lannett also provides short- and long-term disability insurance which would, in the event of disability, pay the NEO 100% of his base salary up to the plan limits of $10,000 per week for short-term disability and $15,000 per month for long-term disability. The NEOs are also provided with car allowances.

●

Post-Termination Pay. The Committee believes that reasonable severance and change-in-control benefits are necessary in order to recruit and retain qualified senior executives and are generally required by the competitive recruiting environment within our industry and the marketplace in general. These severance benefits reflect the fact that it may be difficult for our NEOs to find comparable employment within a short period of time and are designed to alleviate concerns about the loss of his or her position without cause. The Committee also believes that a change-in-control arrangement will provide security that will likely reduce the reluctance of an NEO to pursue a change in control transaction that could be in the best interest of our stockholders. Lannett’s severance plan is designed to pay severance benefits to a NEO for a qualifying separation. For the CEO, the severance plan provides for payment of three times base salary, plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved. For the other NEOs, the severance plan currently provides for a payment of 18-months of base salary, plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved for qualifying termination of employment scenarios not associated with a change in control. For qualifying termination of employment scenarios within 18 months following a change in control (as defined in the agreements), the severance payment would equal two times base salary for NEOs other than the CEO (whose severance payment would remain at three times base salary ). Employment agreements with NEOs do not have any tax gross-up provisions and only provide for severance benefits upon a qualifying termination of employment by the Company without “Cause” (as defined in the agreements) or a voluntary resignation for “Good Reason” (as defined in the agreements). They also include non-compete, non-solicitation, and other restrictive covenants for designated time frames.

●

Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of an NEO’s compensation that exceeds $1,000,000 per year. The Tax Cuts and Jobs Act, which became effective as of January 1, 2018, modified Section 162(m) provisions, including the elimination of the “performance-based exception” that previously allowed certain performance-based compensation meeting specific requirements to qualify for full tax deductibility by the Company. The changes to Section 162(m) do not apply to certain compensation paid pursuant to a binding written contract that was in effect as of November 2, 2017. As a result of the tax law changes, compensation paid to designated “covered executives”, including current and former NEOs, in excess of $1,000,000 per individual will generally not be deductible, whether or not it is performance-based. Although the Committee has historically attempted to structure executive compensation to preserve deductibility, it also reserves the right to provide compensation that may not be fully deductible, in order to maintain flexibility in compensating NEOs in a manner consistent with our compensation philosophy, as deemed appropriate. The Committee believes that stockholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company.

●

Non-Qualified Deferred Compensation Plan. Effective July 1, 2019, the Company established a non-qualified deferred compensation plan that allows NEOs and a select group of other senior management and highly compensated employees to elect to defer up to 50% of base salary and up to 100% of annual bonuses. Deferral elections must be made prior to the start of each calendar plan year, with participants selecting among a variety of investment alternatives. The Committee has the discretion to periodically authorize company contributions but is under no obligation to do so, and any such company contributions may be subject to vesting requirements. Participant compensation deferrals are immediately vested and will be credited to individual participant accounts, along with any company contributions (if applicable) and any investment returns. Distribution of the participant’s accounts is triggered by the occurrence of the applicable event (i.e., separation from service, retirement, death, disability, a Change in Control, or pre-determined in-service distributions that are no earlier than three years after the year in which deferrals were made) under the terms of the plan, but the date on which payment is actually processed will be subject to timing requirements associated with Section 409A of the Internal Revenue Code (“409A”). The plan is unfunded and payouts will generally be made in one cash lump sum; however, subject to the 409A restrictions on initial and subsequent form of payment elections, participants will also be eligible to elect to receive payments in annual installments of up to five years for in-service distributions and up to ten years following retirement.

Looking Ahead: Executive Compensation Program Changes for Fiscal 2022

For Fiscal 2022, the Committee decided to once again delay the timing of base salary merit increases, modify the short-term incentive (Annual Bonus) design, and to modify the long-term incentive plan design, as shown below.

●

Base Salaries. The Committee approved the following market adjustments, for all incumbents other than Mr. Crew, to position NEO salaries at or near 50th percentile market values and to recognize the assumption of additional responsibilities for Mr. Abt. The Committee initially approved a 3% merit increase for Mr. Abt and subsequently approved an additional 13% increase to align him more closely with other NEOs and recognize his active role in leading certain operational restructuring activities. Due to the ongoing COVID-19 pandemic and current market conditions, the effective date for all salary increases was delayed from the first quarter to the second quarter of Fiscal 2022.

NEO	2021 Base Salary	2022 Base Salary*	% Change
Timothy C. Crew	$772,500	$772,500	—%
John Kozlowski	$410,000	$451,000	10%
Maureen Cavanaugh	$451,400	$464,670	3%
Samuel H. Israel	$424,360	$437,090	3%
John Abt	$365,135	$425,000	16%

* Reflects full-year annualized salaries; as noted above, Fiscal 2021 increases became effective as of January 1, 2021 and those for Fiscal 2022 are effective as of October 1, 2021

●

Short-Term Incentives (Annual Bonus). For Fiscal 2022, target award opportunities, expressed as percentages of base salary, are the same as in Fiscal 2021, except that a portion (20%) will be tied to deferred strategic goals relating to product development and regulatory filing milestones payable over the next several years if and when achieved. Award opportunities for the deferred strategic goals component will be capped at target and payable upon achievement of each applicable milestone prior to the end of Fiscal 2024. This will likely reduce potential short-term incentive awards payable in Fiscal 2022, as the deferred strategic milestones are not currently anticipated to occur prior to Fiscal 2023 and/or 2024, if at all. As shown in the following table, weightings for other metrics have been adjusted to account for the introduction of the deferred strategic milestones component. The former individual performance component was eliminated for Fiscal 2022 to allow for increased emphasis / focus for all NEOs on a common set of strategic objectives, which will be tied to the internal development and external assessment of a report outlining the Company’s ESG strategy and practices, operational efficiency goals, and cash flow / liquidity goals. These changes were made to more closely align short-term incentive goals with our current strategic priorities, with the majority of award opportunities continuing to be tied to challenging corporate financial and operational goals.

Weighting (out of
Performance Metric	100%)
Adjusted Operating Income	20%
Adjusted Earnings Per Share (“EPS”)	20%
Net Sales	20%
Fiscal 2022 Strategic Objectives	20%
Deferred Strategic Goals	20%

●

Long-Term Incentives. Expressed as percentages of base salary, target long-term incentive award opportunities are the same as for grants made in Fiscal 2021 for all NEOs. The target award value mix is 50% performance shares (up from 35% in Fiscal 2021), 30% restricted stock (down from 40% in Fiscal 2021), and 20% provided in the form of a cash-based incentive where the value varies based on changes in our stock price over the three-year period ending June 30, 2024. For Fiscal 2022 grants, the Committee chose to eliminate stock options and add a cash-based component to help manage equity plan share usage and reserves. Half of performance shares will be tied to our three-year relative TSR vs. companies in the S&P Pharmaceuticals Select Index, as shown below, with the other half tied to a variety of strategic portfolio goals relating to regulatory filings and approvals of certain key products and gross margin targets for new internal launches. Strategic portfolio goals are not currently disclosed due to competitive harm concerns, but will be disclosed following the end of the three-year performance measurement period. The revised LTI award mix for Fiscal 2022 increases the emphasis on long-term strategic objectives and value creation while continuing to promote retention and alignment with stockholder interests. All grants will continue to be made at target award levels, with the majority of award opportunities “at risk”. Full vesting periods for all grants in Fiscal 2022 were set at three years. In response to feedback from stockholders and stockholder advisory groups, the Committee also approved a change to performance share award funding that caps potential awards at the target number of shares if we outperform comparator companies but our absolute TSR is negative.

Restricted stock grants were made at target award levels in July 2021, vesting in three equal annual increments based on continued service. The cash-based incentive component was also approved in July 2021, with a three-year “cliff” vesting requirement based on continued service and the award value is tied to changes in our stock price over the three-year period ending June 30, 2024.

For the performance share component tied to relative TSR, award opportunities can range from 0% to 200% of target levels, based on our three-year TSR relative to companies in the S&P Pharmaceuticals Select Industry Index, as follows:

Lannett Three-Year Relative TSR vs. S&P	Percentage of Target Award Opportunity
Pharmaceuticals Select Index	Earned
Below 40th Percentile	—
40th Percentile	50%
50th Percentile	100%
80th Percentile or Higher	200%

As noted above, the other half of performance shares are tied to strategic portfolio goals to be achieved during the three-year period ending June 30, 2024. Target performance shares were granted in July 2021. Any earned shares will vest following the end of the three-year performance period. As noted above, awards for the relative TSR component will be capped at target if our relative TSR is above the 50th percentile but absolute TSR is negative.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed, discussed and approved the CD&A as set forth above with management. Taking this review and discussion into account, the undersigned Committee members recommend to the Board of Directors that the CD&A be included in the annual report on Form 10-K and in this proxy statement.

Paul Taveira, Chairman
John C. Chapman

David Drabik

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The tables and narratives set forth below provide specified information concerning the compensation of our Named Executive Officers (NEOs) for the fiscal year ended June 30, 2021.

Summary Compensation Table

This table summarizes all compensation paid to or earned by our Fiscal 2021 NEOs for the years indicated to the extent they were serving as NEOs.

						Non-equity
				Restricted		incentive plan	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Options Awards	compensation	Compensation	Total
(a)	(b)	(c)	(d)	(d)	(e)	(f)	(g)	(h)
Timothy Crew	2021	$760,385	$—	$2,676,916	$558,264	$231,750	$36,573	$4,263,888
Chief Executive Officer	2020	748,269	735,000	1,605,283	840,603	619,390	27,768	4,576,313
	2019	735,000	—	483,359	141,002	735,000	40,635	2,134,996

John Kozlowski (1)	2021	$409,327	$—	$714,128	$143,287	$98,400	$24,117	$1,389,259
Vice President of Finance, Chief Financial Officer	2020	378,077	325,000	354,878	185,840	188,096	35,582	1,467,473
and Principal Accounting Officer	2019	325,000	—	219,228	64,894	195,000	47,199	851,321

Maureen Cavanaugh	2021	$444,065	$—	$781,659	$163,012	$108,274	$18,937	$1,515,947
Senior VP and Chief Commercial	2020	436,500	425,000	534,926	277,144	217,034	25,206	1,915,810
Operations Officer	2019	425,000	—	—	—	255,000	31,799	711,799

Samuel Israel	2021	$417,705	$—	$735,259	$153,339	$76,385	$27,856	$1,410,544
Chief Legal Officer and	2020	410,616	400,000	503,548	260,863	228,871	24,896	1,828,794
General Counsel	2019	400,000	—	300,969	89,096	240,000	27,122	1,057,187

John Abt	2021	$359,409	$—	$596,369	$113,090	$65,724	$19,611	$1,154,203
Vice President and Chief Quality	2020	353,346	344,500	283,703	131,340	175,659	25,080	1,313,628
Operations Officer	2019	344,500	—	144,249	42,080	206,700	24,221	761,750

(1)	Mr. Kozlowski was appointed to the role of Vice President of Finance and Chief Financial Officer effective August 31, 2019. Mr. Kozlowski assumed the Principal Accounting Officer role effective July 13, 2020.

All Other Compensation

The following summarizes the components of column (g) of the Summary Compensation Table above:

		Company
		Match
		Contributions	Auto	Pay in Lieu of	Wellness	Excess Life
Name and Principal Position	Fiscal Year	401(k) Plan	Allowance	Vacation	Benefit	Insurance	Total
Timothy Crew	2021	$5,625	$13,500	$14,856	$2,250	$342	$36,573
Chief Executive Officer	2020	9,750	13,500	—	4,250	268	27,768
	2019	5,655	13,500	16,962	4,250	268	40,635

John Kozlowski	2021	$3,073	$10,800	$7,885	$2,250	$109	$24,117
Vice President of Finance, Chief Financial	2020	13,035	10,800	7,404	4,250	93	35,582
Officer and Principal Accounting Officer	2019	9,556	10,800	22,500	4,250	93	47,199

Maureen Cavanaugh	2021	$5,491	$10,800	$—	$2,250	$396	$18,937
Senior VP and Chief Commercial	2020	9,760	10,800	—	4,250	396	25,206
Operations Officer	2019	16,442	10,800	—	4,250	307	31,799

Samuel Israel	2021	$7,935	$10,800	$6,529	$2,250	$342	$27,856
Chief Legal Officer and	2020	9,588	10,800	—	4,250	258	24,896
General Counsel	2019	8,727	10,800	3,077	4,250	268	27,122

John Abt	2021	$6,303	$10,800	$—	$2,250	$258	$19,611
Vice President and Chief	2020	9,832	10,800	—	4,250	198	25,080
Quality Operations Officer	2019	9,033	10,800	—	4,250	138	24,221

Grants of Plan-Based Awards in Fiscal 2021

		Estimated Future Payouts			Estimated Future Payouts			Awards:	Option Awards:		Grant Date
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number of	Number of	Exercise or	Fair Value of
		Plan Awards			Awards			Shares of	Securities	Base Price	Stock and
					Threshold	Target	Maximum	Stocks or Units	Underlying	of Option	Options
Name	Grant Date	Threshold	Target	Maximum	($)	($)	($)	(#) (1) (2)	Options (#) (1)	Awards	Awards (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	($/sh) (3)	(i)
Timothy Crew		386,250	772,500	1,545,000
Chief Executive Officer	7/31/2020				79,340	158,679	317,358				$1,463,020
	7/31/2020							204,016			$1,213,895
	7/31/2020								144,628	$5.95	$558,264

John Kozlowski		123,000	246,000	492,000
Vice President of Finance,	7/31/2020				20,364	40,728	81,456				$375,512
Chief Financial Officer and	7/31/2020							52,364			$311,566
Principal Accounting Officer	9/7/2020							5,000			$27,050
	7/31/2020								37,121	$5.95	$143,287

Maureen Cavanaugh		135,342	270,684	541,368
Senior VP and Chief Commercial	7/31/2020				23,167	46,334	82,668				$427,199
Operations Officer	7/31/2020							59,573			$354,459
	7/31/2020								42,231	$5.95	$163,012

Samuel Israel		127,308	254,616	509,232
Chief Legal Officer and	7/31/2020				21,792	43,584	87,168				$401,844
General Counsel	7/31/2020							56,036			$333,414
	7/31/2020								39,725	$5.95	$153,339

John Abt		109,541	219,081	438,162
Vice President and Chief Quality	7/31/2020				16,072	32,144	64,288				$296,368
Operations Officer	7/31/2020							41,328			$245,902
	9/7/2020							10,000			$54,100
	7/31/2020								29,298	$5.95	$113,090

(1)	All stock option and restricted stock grants vest in three equal annual increments.

(2)	Restricted stock grants on 9/7/20 to Messrs. Kozlowski and Abt were made to further recognize their contributions in Fiscal 2020 and assumption of additional responsibilities.

(3)	The exercise price was equal to the Company’s closing stock price on the date of grant.

(4)	Stock options were valued using the Black-Scholes option pricing model. Performance shares were valued using a Monte Carlo binomial model. The assumptions used in fair value calculations are described in Note 15 “Share-based Compensation,” in the Form 10-K. The grant date fair value for other stock grants reflects the number of shares multiplied by the Company’s closing stock price on the applicable date of grant.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth information concerning the outstanding stock awards held at June 30, 2021 by each of the NEOs. The options were granted ten years prior to the option expiration date and vest over three or four years from that grant date. Restricted shares vest over three or four years from the date of grant.

Option Awards						Stock Awards
								Equity	Equity
			Equity					Incentive Plan	Incentive Plan
			Incentive Plan					Awards:	Awards:
			Awards:					Number of	Market or
	Number of	Number of	Number of			Number of		Unearned	Payout Value
	Securities	Securities	Securities			Shares or	Market Value	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	of Shares or	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Units of Stock	Rights That	or Other
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	That Have Not	Have Not	Rights That
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Have Not
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	Vested ($)
Timothy Crew	31,103	—	—	$23.65	1/1/2028
Chief Executive Officer	14,417	7,209	—	$12.20	7/29/2028
	52,017	156,053	—	$6.57	7/28/2029
	—	144,628	—	$5.95	7/30/2030
						306,988	$1,433,634	244,437	$114,521

John Kozlowski	4,000	—	—	$4.16	10/25/2022
Vice President of Finance,	9,334	—	—	$13.86	9/4/2023
Chief Financial Officer and	4,200	—	—	$34.77	8/11/2024
Principal Accounting Officer	6,635	3,318	—	$12.20	7/29/2028
	11,500	34,500	—	$6.57	7/28/2029
	—	37,121	—	$5.95	7/30/2030
						81,512	$380,661	63,178	$295,041

Maureen Cavanaugh	17,150	51,450	—	$6.57	7/28/2029
Senior VP and Chief Commercial	—	42,231	—	$5.95	7/30/2030
Operations Officer						91,613	$427,833	70,074	$327,246

Samuel Israel	2,759	—	—	$17.40	9/21/2027
Chief Legal Officer and	9,110	4,555	—	$12.20	7/29/2028
General Counsel	16,142	48,428	—	$6.57	7/28/2029
	—	39,725	—	$5.95	7/30/2030
						89,846	$419,581	75,393	$352,085

John Abt	1,970	—	—	$59.20	7/21/2025
Vice President and Chief Quality	1,155	—	—	$31.30	7/26/2026
Operations Officer	2,759	—	—	$17.40	9/21/2027
	4,302	2,152	—	$12.20	7/29/2028
	8,127	24,383	—	$6.57	7/28/2029
	—	29,298	—	$5.95	7/30/2030
						71,991	$336,198	47,730	$222,899

Options Exercised and Stock Vested During the Fiscal Year Ended June 30, 2021

The following table sets forth information concerning stock options exercised and stock awards that vested during Fiscal 2021 for each of the NEOs.

	Options		Stock Awards
	Number of Shares	Value	Number of	Value
Name and Principal Position	Acquired	Realized	Shares Acquired	Realized
(a)	On Exercise	on Exercise	on Vesting	on Vesting
Timothy Crew	—	$—	43,814	$271,218
Chief Executive Officer

John Kozlowski	—	$—	12,437	$77,850
Vice President of Finance, Chief Financial Officer and Principal Accounting Officer

Maureen Cavanaugh	—	$—	18,560	$100,484
Senior VP and Chief Commercial Operations Officer

Samuel Israel	—	$—	19,778	$115,398
Chief Legal Officer and General Counsel

John Abt	—	$—	9,768	$56,929
Vice President and Chief Quality Operations Officer

Employment and Separation Agreements

The Company has entered into employment agreements with its current NEOs. Each of the agreements provides for an annual base salary and eligibility to receive a bonus. The salary and bonus amounts of these executives are determined by the review and approval of the Compensation Committee in accordance with the Committee’s charter as approved by the Board of Directors. Additionally, these executives are eligible to receive stock options and restricted stock awards. In 2018, the Company amended each of the employment agreements it has entered into with its current NEOs and with other employees to confirm and clarify that nothing in the employment agreements prohibits or limits the right of any employee from providing confidential information to or otherwise communicating with the SEC or any other governmental entity or self-regulatory organization or from accepting financial awards from the SEC or any other governmental entity or self-regulatory organization. Under the terms of the employment agreements, these executive employees may be terminated at any time with or without cause, or by reason of death or disability. In certain termination situations, the Company is liable to pay these executives severance compensation as discussed in the table below.

Potential Payments upon Termination or Change in Control

The following table summarizes potential payments or benefits upon various termination of employment scenarios for our current NEOs as of fiscal year end and assumes that the relevant triggering event occurred on June 30, 2021. The fair market values of share-based compensation (i.e. Stock Options and Restricted Stock) were calculated using the closing price of Lannett Company, Inc. stock ($4.67) on June 30, 2021, which was the last trading day of Fiscal 2021. The “spread” or difference between the fair market value of Lannett Company’s stock on June 30, 2021, and the option exercise price, was used for valuing stock options.

			Exercisability		Acceleration
	Base	Annual	Of Unvested		Of Unvested	Insurance
	Salary	Cash	Stock Option		Restricted	Benefit	Other
Name	Continuation	Bonus	Awards		Stock	Continuation	Benefits	Total
Timothy Crew
Without Cause/With Good Reason (1) (2)	$2,317,500	$231,750		$—	$2,575,155	$26,882	$5,100	$5,156,387

For Cause or Retirement / Death / Disability (3) (4)	$—	$231,750		$—	$—	$—	$5,100	$236,850

Change in Control (5)	$2,317,500	$231,750		$—	$2,575,155	$26,882	$5,100	$5,156,387

John Kozlowski				—
Without Cause/With Good Reason (1) (2)	$615,000	$98,400	$		$675,702	$21,721	$6,792	$1,417,615
				—
For Cause or Retirement / Death / Disability (3) (4)	$—	$98,400	$		$—	$—	$6,792	$105,192
				—
Change in Control (5)	$820,000	$98,400	$		$675,702	$21,721	$6,792	$1,622,615
				—
Maureen Cavanaugh
Without Cause/With Good Reason (1) (2)	$676,710	$108,274		$—	$755,078	$26,882	$4,368	$1,571,312

For Cause or Retirement / Death / Disability (3) (4)	$—	$108,274		$—	$—	$—	$4,368	$112,642

Change in Control (5)	$902,280	$108,274		$—	$755,078	$26,882	$4,368	$1,796,882

Samuel Israel				—
Without Cause/With Good Reason (1) (2)	$636,540	$76,385	$		$771,666	$3,972	$4,176	$1,492,739
				—
For Cause or Retirement / Death / Disability (3) (4)	$—	$76,385	$		$—	$—	$4,176	$80,561
				—
Change in Control (5)	$848,720	$76,385	$		$771,666	$3,972	$4,176	$1,704,919
				—
John Abt
Without Cause/With Good Reason (1) (2)	$547,703	$65,724		$—	$559,097	$50,880	$5,992	$1,229,396

For Cause or Retirement / Death / Disability (3) (4)	$—	$65,724		$—	$—	$—	$5,992	$71,716

Change in Control (5)	$730,270	$65,724		$—	$559,097	$50,880	$5,992	$1,411,963
(1)	Each employment agreement ranges from 1-3 years and is automatically renewed unless notice is given by either party. Any non-renewal of the existing employment agreements by the Company and any resignation of the Executive with Good Reason both constitute a termination without Cause. Under the current employment agreements with our NEOs, base salary continuation for a period of 18-36 months (and ranging from 24-36 months for a qualifying termination following a Change in Control ), pro-rated cash bonus as if all targets and goals were achieved subject to any applicable cap on cash payments, acceleration of exercisability of unvested stock option awards, acceleration of unvested restricted stock, and insurance benefit continuation for a period of 18 months (collectively “Severance Compensation”) will only be made if the Executive executes and delivers to the Company, in a form prepared by the Company, a release of all claims against the Company and other appropriate parties, excluding the Company’s performance obligation to pay Severance Compensation and the Executive’s vested rights under the Company sponsored retirement plans, 401(k) plans and stock ownership plans (“General Release”). Severance Compensation is paid in equal monthly installments over a 12-month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date. Earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(2)	Under the existing employment agreements, Good Reason is defined as giving written notice of his resignation within thirty (30) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events: (A) the assignment to Executive of duties materially and adversely inconsistent with Executive’s position or a material and adverse alteration in the nature of his duties, responsibilities and/or reporting obligations, (B) a reduction in Executive’s Base Salary or a failure to pay any such amounts when due; or (C) the relocation of Company headquarters more than 100 miles from its current location.

(3)	Under the existing employment agreements, if the Executive is terminated For Cause; by death; by disability; resigns without Good Reason; or retires; earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(4)	For Cause generally means Executive’s willful commission of an act constituting fraud, embezzlement, breach of fiduciary duty, material dishonesty with respect to the Company, gross negligence or willful misconduct in performance of Executive duties, willful violation of any law, rule or regulation relating to the operation of the Company, abuse of illegal drugs or other controlled substances or habitual intoxication, willful violation of published business conduct guidelines, code of ethics, conflict of interest or other similar policies, and Executive becoming under investigation by or subject to any disciplinary charges by any regulatory agency having jurisdiction over the Company (including but not limited to the Drug Enforcement Administration (DEA), Food and Drug Administration (FDA) or the Securities and Exchange Commission (SEC)) or if any complaint is filed against the Executive by any such regulatory agency.

(5)	Under the existing employment agreements, a Change in Control is defined as a “change in ownership of the Company”, “a change in effective control of the Company”, or “a change in ownership of a substantial portion of the Company’s assets.” If the Executive is terminated by the Company without Cause or resigns with Good Reason within 24 months of a Change in Control event, the Executive shall be entitled to earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items. These items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date. Additionally, the Executive shall be entitled to Severance Compensation to be paid in equal monthly installments over a 12-month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date. A written notice that the Executive’s employment term is not extended within the 24-month period after a Change in Control shall be deemed a termination without Cause, unless the Executive and the Company execute a new employment agreement

CEO Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the SEC, we are providing the following information about the annual total compensation of our employees and the annual total compensation of our current CEO, Timothy Crew. For the year ended June 30, 2021, Mr. Crew’s total compensation, as reported in the Summary Compensation Table of this proxy, was $4,263,888 and total compensation for our median employee, as calculated in accordance with the requirements of Regulation S-K, was $59,834, resulting in a ratio of 71.3 to 1. This pay ratio information has been calculated in a manner consistent with SEC regulations.

For purposes of determining the median employee for the fiscal year ending June 30, 2021, we determined that as of May 31, 2021, our employee population consisted of 810 individuals working at the Company and its consolidated subsidiaries. For each of the 810 U.S.-based employees (other than Mr. Crew), we used their annualized base salary and target cash and equity incentive awards as of May 31, 2021 as a consistently applied compensation measure to identify the median employee. We used target cash and equity incentives since actual awards for Fiscal 2021 for each employee were not yet determined. We annualized values for employees hired after July 1, 2020, the start of our Fiscal Year.

Because the SEC rules permit significant flexibility in terms of approaches used to calculate compensation and identify the median employee, comparisons among companies may not be very meaningful, even for companies within the same industry.

COMPENSATION OF DIRECTORS

Our Board of Directors is actively involved in providing strategic direction and fiduciary oversight to the Company. During Fiscal 2021, we had a total of seven Board members, which resulted in a significant workload for our Directors. Our Board of Directors held numerous meetings and teleconferences in Fiscal 2021 in carrying out its responsibilities. The Board is actively involved in transactional due diligence, management succession planning, on-going reviews of business development activities and strategic initiatives to position the Company for future growth. The Board also continued to be actively involved in addressing the COVID-19 pandemic.

For Fiscal 2021, our non-employee Directors received a cash retainer of $90,000, unchanged from Fiscal 2020, payable in monthly increments of $7,500, for Board and committee service. Mr. LePore also received an additional retainer of $30,000 for serving as our Independent Non-Employee Board Chairman, and Mr. Drabik received an additional retainer of $24,000 for his central role and for continued Board leadership work. No other cash retainers or meeting fees were provided during Fiscal 2021. As an executive director, Mr. Crew does not participate in the non-employee director compensation program.

Board members receive annual equity grants to recognize their service during the prior fiscal year. Grant levels may vary from year to year based on Company performance. Based on the Company’s performance and the significant efforts and contributions of our Directors in Fiscal 2020, in September 2020, each non-employee Board member received an award of 38,986 common shares with a grant date value of $199,998, immediately vested at grant. These grants are shown in the table below, since they occurred in Fiscal 2021. Beginning with equity awards in Fiscal 2021, the Board moved the annual grant date from July to September 1, which is not during a “blackout” period, to allow Directors to immediately sell shares to fund tax liabilities.

Effective in July 2014, the Board of Directors approved stock ownership guidelines for non-employee Directors equal to three times their cash retainer. Non-employee Directors must meet required ownership levels within five years of first becoming subject to the guidelines and must hold 50% of all net after-tax shares from equity grants until ownership requirements are met (or 100% of such shares if ownership levels are not met by the end of the five-year compliance period). All Directors other than Dr. Rewolinski, who joined the Board in Fiscal 2020, and Mr. Drabik, who sold some shares in Fiscal 2021 to fund tax liabilities while still in compliance with guidelines, met required ownership levels as of the end of Fiscal 2021. Mr. Drabik subsequently regained compliance with ownership guidelines following the annual non-employee director equity grant in August 2021.

We maintain policies that prohibit Directors from pledging Lannett stock or engaging in activity considered hedging of our common stock, and none of our Directors has pledged Lannett stock as collateral for a personal loan or other obligations.

The following table shows compensation information for Fiscal 2021 for non-employee members of our Board of Directors.

					Change in
					Pension Value
				Non-Equity	and Nonqualified
			Options	Incentive Plan	Deferred	All Other
Name	Fees Earned	Stock Awards (1)	Awards	Compensation	Compensation	Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jeffrey Farber	$90,000	$199,998	—	—	—	—	$289,998

David Drabik	$114,000	$199,998	—	—	—	—	$313,998

Paul Taveira	$90,000	$199,998	—	—	—	—	$289,998

Patrick LePore	$120,000	$199,998	—	—	—	—	$319,998

John Chapman	$90,000	$199,998	—	—	—	—	$289,998

Melissa Rewolinski	$90,000	$199,998	—	—	—	—	$289,998

(1)	Reflects grant date award value for equity grants received in Fiscal 2021 to recognize Board service in Fiscal 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The responsibility for the review of transactions with “related persons” (as defined below) has been assigned to the Audit Committee of the Board of Directors, which was comprised of four independent Directors during Fiscal 2021. “Related persons” are defined as Directors and executive officers or their immediate family members or stockholders owning more than five percent of the Company’s common stock. The Audit Committee annually reviews related party transactions with any related person in which the amount exceeds $120,000.

The Company had net sales of $2.6 million, $3.0 million and $3.8 million during the fiscal years ended June 30, 2021, 2020 and 2019, respectively, to a generic distributor, Auburn. Jeffrey Farber, a current Board member, is the owner of Auburn, which is a member of the Premier Buying Group. Accounts receivable includes amounts due from Auburn of $0.4 million and $0.7 million at June 30, 2021 and 2020, respectively.

As part of its review, the Audit Committee noted that the amount of net sales to Auburn approximated 0.6% of total net sales during the fiscal years ended June 30, 2021, 2020 and 2019, respectively.

The Audit Committee reviewed an analysis of sales prices charged to Auburn, which compared the average sales prices by product for Auburn sales to the average sales prices by product to other Lannett customers during the same period. As a result of this analysis, the Audit Committee ratified the net sales made to Auburn during the fiscal years ended June 30, 2021, 2020, and 2019.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

NOMINEES

The Company’s Bylaws provide that the number of Directors of the Company may be determined by the Stockholders, or in the absence of such determination, by the Board. Currently, there are seven members of the Board. Mr. Taveira will not be standing for re-election to the Board. The Board nominates the six persons named below who are currently serving on the Board, for election to the Board. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable to serve or will decline to serve as a director. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company until the next Annual Meeting or until their earlier resignation or removal.

The following list identifies the nominees for election to the Board and sets forth certain information regarding each nominee. All nominees are currently serving as Directors of the Company. A majority of the Directors on the Board are independent, as defined by the rules of the New York Stock Exchange (“NYSE”). Those Directors are referred to as “independent” below.

Patrick G. LePore was appointed as a Director of the Company in July 2017. On July 1, 2018, Mr. LePore succeeded Mr. Farber as Chairman of the Board of Directors. Mr. LePore served as chairman, Chief Executive Officer and president of PAR Pharmaceuticals, Inc., until the company’s acquisition by private equity investor TPG in 2012. He remained as chairman of the new company through the sale of the company to Endo Pharmaceuticals. Mr. LePore began his career with Hoffmann LaRoche. Later, he founded Boron LePore and Associates, a medical communications company, which he took public and was eventually sold to Cardinal Health. Mr. LePore is the Vice Chairman of the Board of Matinas BioPharm. On September 10, 2020, Mr. LePore was appointed as a director of the Board of VYNE Therapeutics, Inc. Mr. LePore earned his bachelor’s degree from Villanova University and Master of Business Administration from Fairleigh Dickinson University.

The Governance and Nominating Committee concluded that Mr. LePore is well qualified to serve as a Director due, in part, to his understanding and experience as a Chief Executive Officer and Director of highly regarded companies within the pharmaceutical industry. Mr. LePore is an independent director as defined by the rules of the NYSE.

John C. Chapman was appointed as a Director of the Company in July 2018. Mr. Chapman is a retired audit partner for KPMG, having specialized in providing audit services to large complex multinational pharmaceutical and consumer market companies. During his tenure at KPMG, he served for six years as a member of the firm’s Board of Directors and for several years as KPMG’s global chair of pharmaceuticals and chemicals. Mr. Chapman also served as global lead partner for some of KPMG’s largest clients, including Pfizer, Hoechst and PepsiCo, among others. Mr. Chapman, a certified public accountant, earned a Bachelor of Business Administration in accounting practice degree from Pace University, New York.

The Governance and Nominating Committee concluded that Mr. Chapman is well qualified to serve as a Director, due to his extensive experience in the public accounting profession. Additionally, Mr. Chapman has significant experience in dealing with acquisitions, divestitures, initial public offerings and secondary offerings. Mr. Chapman is an independent director as defined by the rules of the NYSE.

Timothy C. Crew was appointed as the Company’s Chief Executive Officer and a Director of the Company in January 2018. Mr. Crew has more than 30 years of experience in the generic and branded pharmaceutical industries. Previously, he served as Chief Executive Officer of Cipla North America, a global pharmaceutical company based in Mumbai, India. Before Cipla, he worked for eight years at Teva Pharmaceuticals Industries Ltd. (“Teva”), where he ultimately served as Senior Vice President and Commercial Operating Officer of the North American Generics division, the world’s largest generic operation with multibillion dollars of annual sales. Before that, he was Teva’s Vice President, Alliances and Business Development. Mr. Crew was also an Executive Vice President, North America, for Dr. Reddy’s Laboratories Ltd. Mr. Crew began his pharmaceutical career at Bristol-Myers Squibb, where he held a number of senior management positions in global marketing, managed healthcare, marketing, business development and strategic planning. Prior to his pharmaceutical roles, Mr. Crew served in the United States Army, where he rose to the rank of Captain. Mr. Crew earned a Bachelor of Arts degree in economics from Pomona College and a Masters of Business Administration degree from Columbia Business School.

The Governance and Nominating Committee concluded that Mr. Crew is well qualified to serve as a Director due, in part, to his role as Chief Executive Officer of the Company and his understanding and experience as a Chief Executive Officer and Director of highly regarded companies within the pharmaceutical industry.

David Drabik was elected a Director of the Company in January 2011. Mr. Drabik is a National Association of Corporate Directors Governance Fellow. Since 2002, Mr. Drabik has been President of Cranbrook & Co., LLC (“Cranbrook”), an advisory firm primarily serving the private equity and venture capital community. At Cranbrook, Mr. Drabik assists and advises its clientele on originating, structuring and executing private equity and venture capital transactions. From 1995 to 2002, Mr. Drabik served in various roles and positions with UBS Capital Americas (and its predecessor UBS Capital LLC), a New York City based private equity and venture capital firm that managed $1.5 billion of capital. From 1992 to 1995, Mr. Drabik was a banker with Union Bank of Switzerland’s Corporate and Institutional Banking division in New York City. Mr. Drabik graduated from the University of Michigan with a Bachelor of Business Administration degree.

The Governance and Nominating Committee concluded that Mr. Drabik is well qualified to serve as a Director due, in part, to his understanding and involvement in investment banking. As a global investment bank professional with extensive experience advising senior management, his skills include business analytics, financing and a strong familiarity with SEC documentation. Mr. Drabik is an independent director as defined by the rules of the NYSE.

Jeffrey Farber was appointed a Director of the Company in May 2006 and was appointed Chairman of the Board of Directors in July 2012. In July 2018, Patrick LePore succeeded Jeffrey Farber as the Chairman of the Board. Jeffrey Farber joined the Company in August 2003 as Secretary. Since 1994, Mr. Farber has been President and the owner of Auburn Pharmaceutical (“Auburn”), a national generic pharmaceutical distributor. Prior to starting Auburn, Mr. Farber served in various positions at Major Pharmaceutical (“Major”), where he was employed for over 15 years. At Major, Mr. Farber was involved in sales, purchasing and eventually served as President of the Midwest division. Mr. Farber also spent time working at Major’s manufacturing division, Vitarine Pharmaceuticals, where he served on its Board of Directors. Mr. Farber graduated from Western Michigan University with a Bachelor of Science Degree in Business Administration and participated in the Pharmacy Management Graduate Program at Long Island University.

The Governance and Nominating Committee concluded that Mr. Farber is qualified to serve, due, in part, to his significant experience in the generic drug industry and his ongoing role as the owner of a highly regarded and successful generic drug distributor. His skills include a thorough knowledge of the generic drug marketplace and drug supply chain management.

Melissa Rewolinski was appointed as a Director of the Company in July 2019. Dr. Rewolinski is a National Association of Corporate Governance Fellow. Dr. Rewolinski currently serves as principal of MVR Consulting, where she specializes in providing counsel to small and mid-size biotechnology and pharmaceutical companies. Earlier she held a number of senior level R&D positions for Intercept, rising to Senior Vice President, Head of Technical Operations, and member of the Executive Team. Previously, she served as Senior Director, Development for Amira Pharmaceuticals, and before that as a Chemical Development Group Leader and a Pharmaceutical Sciences Project Team Leader for Pfizer Global R&D. Dr. Rewolinski began her career at Pharmacia & Upjohn as a post-doctoral research scientist. She is a member of the Board of Directors of ATCC (American Type Culture Collection), a private, nonprofit, global biological resource center and standards organization that provides scientists with the biomaterials and resources they need to conduct critical life science research. Dr. Rewolinski earned a Doctorate degree in Organic Chemistry and Bachelor of Science degree in Chemistry, magna cum laude, from Rice University.

The Governance and Nominating Committee concluded that Dr. Rewolinski is well qualified to serve as a Director due, in part, to her significant experience in operational and drug development roles within the pharmaceutical industry. Dr. Rewolinski is an independent director as defined by the rules of the NYSE.

Recommendation of the Board

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THESE NOMINEES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

PROPOSAL NO. 2 — RATIFICATION OF GRANT THORNTON, LLP AS INDEPENDENT AUDITORS

The Board and the Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent auditors for the fiscal year ending June 30, 2022. Under the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — we are not required to have the stockholders ratify the selection of Grant Thornton as our independent auditors. We are doing so because we believe it is good corporate practice to do so. If the stockholders do not ratify the selection of Grant Thornton, the Board and the Audit Committee may reconsider whether or not to retain Grant Thornton. Additionally, even if the selection is ratified, the Board and the Audit Committee in their sole discretion may change independent auditors at any time throughout the fiscal year. Representatives from Grant Thornton are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Grant Thornton LLP served as the independent auditors of the Company during Fiscal 2021, 2020 and 2019. No relationship exists, other than the usual relationship between independent public accountant and client. The following table identifies the fees incurred for services rendered by Grant Thornton LLP in Fiscal 2021, 2020 and 2019.

(In thousands)	Audit Fees	Tax Fees (1)	All Other Fees (2)	Total Fees

Fiscal 2021	$1,413	$72	$—	$1,485
Fiscal 2020	$1,510	$211	$—	$1,721
Fiscal 2019	$1,409	$193	$7	$1,609

(1)	Tax fees include fees paid for preparation of annual federal, state and local income tax returns, quarterly estimated income tax payments and various tax planning services.

(2)	Other fees include paid for review of various correspondences including IRS audit assistance, miscellaneous studies, etc.

The non-audit services provided to the Company by Grant Thornton LLP were pre-approved by the Company’s Audit Committee. Prior to engaging its auditor to perform non-audit services, the Company’s Audit Committee reviews the particular service to be provided and the fee to be paid by the Company for such service and assesses the impact of the service on the auditor’s independence.

The Audit Committee Charter provides that pre-approval may be granted by the Audit Committee Chairman. The Audit Committee Chairman must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to vote, on an advisory basis, on the compensation of our named executive officers as disclosed under the “Executive Compensation” section of this Proxy Statement. As described under the “Executive Compensation” section of this Proxy Statement the overall objective of our executive compensation program is to focus our executives on creating long-term stockholder value and directly linking corporate and individual performance goals with the results of the Company. Accordingly, for the reasons discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, we are asking our stockholders to vote “FOR” this proposal.

While we intend to carefully consider the voting results of this proposal, the vote is advisory and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED UNDER THE “EXECUTIVE COMPENSATION” SECTION OF THIS PROXY STATEMENT.

PROPOSAL NO. 4 – APPROVAL OF THE LANNETT COMPANY, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

On December 7, 2021, the Board of Directors of the Company approved the Lannett Company, Inc. 2022 Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Participants in a plan that meets the requirements of Section 423 of the Internal Revenue Code enjoy certain tax advantages, as described below. In order for the Stock Purchase Plan to be qualified, it must be approved by the Company’s stockholders.

BACKGROUND AND PURPOSE OF THE PROPOSAL

The Stock Purchase Plan allows eligible employees to purchase shares of the Company’s Common Stock at a discount without being subject to tax until they sell the stock and without having to pay any brokerage commissions with respect to the purchases.

The purpose of the Stock Purchase Plan is to encourage the purchase of Common Stock by the Company’s employees and the employees of the subsidiaries of the Company, to provide employees with a personal stake in the Company and to help recruit and retain employees. The first offering period under the Stock Purchase Plan commenced on January 1, 2022, subject to the approval of the Company’s stockholders. If the Stock Purchase Plan has not been approved by the Company’s stockholders at the Company’s 2022 Annual Meeting, the Stock Purchase Plan shall be treated as having terminated, and all payroll deductions withheld from the compensation of Participants by payroll deduction will be distributed to the Participants as soon as reasonably practicable following the 2022 Annual Meeting.

SUMMARY OF THE STOCK PURCHASE PLAN

Below is a summary of the major features of the 2022 Plan. The summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which is attached as Exhibit I. We have also filed a copy of the 2022 Plan electronically with the SEC as an appendix to this Proxy Statement, available through the SEC’s website at www.sec.gov.

Description of the Stock Purchase Plan. The Stock Purchase Plan provides employees with the right to purchase shares of Common Stock through payroll deductions. A total of 1,500,000 shares of Common Stock are available for purchase under the Stock Purchase Plan, subject to adjustment in the number and price of shares available for purchase if the number of outstanding shares of Common Stock are increased or decreased through stock dividends, recapitalizations, stock splits, reorganizations or similar changes.

Administration. The Stock Purchase Plan is administered by the Compensation Committee. Subject to the terms of the Stock Purchase Plan, the Board of Directors and the Compensation Committee have authority to interpret the Stock Purchase Plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the Stock Purchase Plan.

Eligibility and Participation. Employees of the Company and its subsidiaries are eligible to participate in the Stock Purchase Plan. Effective as of November 30, 2021, approximately 776 employees, including the Company’s executive officers are eligible to participate in the Stock Purchase Plan.

Any eligible employee who, after purchasing shares of Common Stock under the Stock Purchase Plan, would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation is not eligible to purchase additional stock under the Stock Purchase Plan. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Internal Revenue Code. In addition, under the Stock Purchase Plan, the maximum fair market value of Common Stock an eligible employee may purchase in a calendar year is limited to $25,000.

Shares of Common Stock will be available under the Stock Purchase Plan during each offering period. The offering period will generally be the quarterly periods beginning on January 1, April 1, July 1 and October 1 of each year. Eligible employees may elect to participate in the Stock Purchase Plan before the start of an offering period. Shares of Common Stock will be deemed to have been purchased on the last day of the offering period. The purchase price per share will not be less than eighty-five percent (85%) of the lesser of (i) the Market Value of the shares of Stock on the first business day in the Offering Period or (ii) the Market Value of the shares of Stock on the last business day of such Offering Period. Unless otherwise provided by the Administrative Committee, prior to the commencement of an Offering Period, the Purchase Price for the Offering Period shall be eighty five percent (85%) of the lesser of (i) the Market Value of the shares of Stock, as determined by the Administrative Committee on the first business day in the Offering Period or (ii) the Market Value of the shares of Stock, as determined by the Administrative Committee, on the last business day of such Offering Period, plus any transfer or other fees imposed on the transaction pursuant to which such share of Stock is purchased.

To become a participant in the Stock Purchase Plan (for purposes of this Proposal No. 4, a “Participant”), an eligible employee who wishes to participate in the Stock Purchase Plan must file an election form at least thirty (30) days before the beginning of an offering period. All payroll deductions will be credited to the Participant’s account under the Stock Purchase Plan.

If the total number of shares of Common Stock for which purchase rights are exercised at the end of an offering period exceeds the maximum number of shares of Common Stock available, the Board of Directors or the Compensation Committee will make a pro rata allocation of shares available for delivery and distribution. The unapplied account balances will be credited to Participants’ accounts for the next succeeding offering or, at the Participant’s election, returned to the Participant, without interest, as soon as practicable following the end of the offering period.

Termination of Participation. A Participant may discontinue his or her participation in the Stock Purchase Plan at any time, but no other change can be made during an offering period. If a Participant’s employment terminates for any reason other than death, all amounts credited to such Participant’s account will be delivered to the Participant. If a Participant’s employment terminates due to death or the Participant dies after termination of employment but before the Participant’s account has been returned, all amounts credited to such Participant’s account will be delivered to the Participant’s successor-in-interest. A Participant who is on an approved leave of absence will remain eligible to participate in the Stock Purchase Plan through the end of the offering period that commenced prior to such leave, unless the approved leave of absence ends and the Participant does not return to active employment prior to the end of that offering period.

Method of Share Purchase. All funds held or received by the Company under the Stock Purchase Plan may be used for any corporate purpose until applied to the purchase of Common Stock or refunded to employees and shall not be segregated from the Company’s general assets. Shares of Common Stock purchased under the Stock Purchase Plan will be issued from the Company’s treasury shares, from authorized but unissued shares or from shares purchased by the Company on the open market. The Company will pay all fees and expenses incurred, excluding individual federal, state, local or other taxes, in connection with the Stock Purchase Plan.

Transfers of Interests. An employee’s rights under the Stock Purchase Plan belong to the employee alone and may not be transferred or assigned to any other person during the employee’s lifetime. After shares of Common Stock have been issued under the Stock Purchase Plan and credited to an employee’s brokerage account under the Stock Purchase Plan, such shares may be assigned or transferred the same as any other shares.

Federal Income Taxation. The following is a summary of the US federal income tax consequences of participation in the Stock Purchase Plan. Different rules apply to participants resident in Canada or India, or who are otherwise not citizens or permanent residents of the United States. The Stock Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code. The Company generally will not be entitled to a deduction with respect to stock purchased under the Stock Purchase Plan, unless the stock is disposed of less than one year after it is purchased by the employee, or less than two years after the start of the offering period pursuant to which the stock was purchased.

Generally, no tax consequences arise at the time the Participant purchases shares of Common Stock under the Stock Purchase Plan. In general, upon a disposition of shares, the Participant will receive compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of the excess of the fair market value over the purchase price value of the shares at the beginning of the offering period or the excess over the purchase price of (a) the amount actually received for the shares if sold or exchanged or (b) the fair market value of the shares on the date of any other termination of his or her ownership (such as by gift). The amount of such ordinary income is then added to the Participant’s basis in his or her shares for purposes of determining capital gain or loss on the remaining sale proceeds, if any. This tax treatment only applies if the Participant does not dispose of the shares for at least one year after the date of purchase and the Participant does not dispose of the shares for at least two years after the beginning of the offering period pursuant to which the shares were purchased.

If a Participant disposes of shares of Common Stock purchased under the Stock Purchase Plan before the holding period is satisfied, he or she will receive compensation taxable as ordinary income in the amount of the difference between the amount paid for the shares and the fair market value of the shares at the time of purchase. If the shares are sold or exchanged, the amount of such ordinary income is added to the Participant’s basis in his or her shares for purposes of determining capital gain or loss.

If a Participant dies before disposing of the shares purchased under the Stock Purchase Plan, he or she will be deemed to have realized compensation income taxable as ordinary income in the taxable year closing with his or her death in an amount equal to the lesser of the excess of the fair market value over the purchase price value of the shares at the beginning of the offering period or the excess over the purchase price of the fair market value of the shares on the date of death. The Participant is deemed not to have realized any capital gain or loss because of death.

Amendment or Termination of the Plan. The Board of Directors or the Compensation Committee has the right to amend, modify or terminate the Stock Purchase Plan at any time without notice, provided that, upon any termination, all shares or unapplied payroll deductions will be distributed to Participants, and provided further, that no amendment will affect the right of a Participant to receive his or her proportionate interest in the shares or unapplied payroll deductions. Upon any amendment of the Stock Purchase Plan, stockholder approval will be obtained if required by law and no amendment may be made without stockholder approval if such amendment increases the number of shares reserved for purposes of the Plan or if such amendment allows any person who is not an Eligible Employee to become a Participant.

New Plan Benefits. Because benefits under the Stock Purchase Plan depend on employees’ elections to participate in the Plan and the fair market value of the Shares at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the Plan. Non-employee Directors are not eligible to participate in the Stock Purchase Plan. Under Section 423 of the Code, an eligible employee who participates in the Stock Purchase Plan may not purchase Shares in any calendar year with a maximum fair market value exceeding $25,000.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE ADOPTION OF THE LANNETT COMPANY, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote on this proposal.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSAL NOTICE REQUIREMENTS FOR 2023 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company. Stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders if they are received by the Company on or before August 22, 2022. Any proposal should be sent to the Company at Lannett Company, Inc., 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the 2022 Annual Meeting of Stockholders, such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s Amended and Restated Bylaws (the “Bylaws”). In order for a proposal to be timely under the Bylaws, it must be received at least 90 calendar days before the anniversary date of the Company’s immediately preceding Annual Meeting of Stockholders (i.e., October 28, 2022). However, in the event that the Annual Meeting of Stockholders is called for a date that is not within 30 calendar days before or after the anniversary date of the immediately preceding Annual Meeting of Stockholders, notice of a stockholder proposal in order to be timely must be received not later than the close of business on the tenth calendar day following the day on which notice of the date of the Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever occurs first.

FISCAL YEAR 2021 ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report containing audited financial statements for the fiscal year ended June 30, 2021 accompanies this Proxy Statement. You can obtain additional copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 at no charge by writing to Lannett Company, Inc., attention Chief Financial Officer, 1150 Northbrook Drive, Suite 155, Trevose, Pennsylvania 19053.

SIGNATURE

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: December 10, 2021	LANNETT COMPANY, INC.
/s/ Patrick G. LePore
Patrick G. LePore
Chairman of the Board

Appendix I.

LANNETT COMPANY, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

Article I.

Introduction

Section 1.01Establishment and Purpose of Plan. The Lannett Company, Inc. 2022 Employee Stock Purchase Plan (“Plan”) is established to provide eligible employees of Lannett Company, Inc. (the “Corporation”), and its subsidiaries whose employees are permitted to participate in the Plan, with an opportunity through payroll deductions to purchase common stock of the Corporation and, thereby, acquire a proprietary interest in the Corporation. It is believed that the Plan will stimulate employee participation in ownership which will be to the mutual benefit of both the Corporation and its employees.

Section 1.02Internal Revenue Code Considerations. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (“Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Article II.

Definitions

Section 2.01“Administrative Committee” means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 8.03 hereof, or such individuals to whom authority to administer the Plan has been delegated under Section 8.03.

Section 2.02“Board of Directors” means the Board of Directors of the Corporation.

Section 2.03“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

Section 2.04“Compensation” with respect to any Employee means the total regular salary or wages paid, during the period of reference, to an Employee by an Employer. For purpose of this Section, the determination of Compensation shall be made by:

(a)	excluding reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation and welfare benefits;

(b)	excluding bonuses, commissions and amounts which are contributed by an Employer pursuant to a salary reduction agreement under any Code Section 125 or 401(k) plan sponsored by the Employer; and

(c)	including overtime.

Section 2.05“Continuous Service” means the designated period of time immediately preceding the Offering Date during which the Employee has been employed by an Employer and during which there has been no interruption of the Employee's employment with the Employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.

Section 2.06“Corporation” means Lannett Company, Inc., a Delaware corporation.

Section 2.07“Custodian” means Computershare or such other entity appointed by the Board of Directors.

Section 2.08“Eligible Employee” means each individual who, on an offering Date is:

(a)	an Employee of an Employer; and

(b)	has completed with the Employer at least one (1) day of Continuous Service

Notwithstanding the foregoing to the contrary, any individual who is deemed for purposes of Section 423 (b) (3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of an Employer or of its parent or subsidiary corporation shall not be eligible to participate in the Plan.

Section 2.09“Employee” means each individual employed by an Employer.

Section 2.10“Employer” means the Corporation and any current or future parent and/or subsidiary corporation as defined in Sections 424(e) and 424(f) of the Code that, with the consent of the Board of Directors, is permitted to have its employees become participants herein.

Section 2.11“Enrollment Form” means the instrument prescribed by the Administrative Committee pursuant to which an Eligible Employee enrolls to be a Participant in the Plan.

Section 2.12“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.13“Excused Absence” means absence pursuant to a leave of absence granted by an Employer, absence due to disability or illness, absence by reason of a layoff, or absence by reason of active duty in the armed forces of the United States. In no event may an Excused Absence exceed twelve (12) weeks in length (or, if longer and if applicable, the period of the individual's active duty in the armed forces of the United States and such period thereafter as such individual's right to reemployment by the Employer is protected by law), and any absence shall cease to be an Excused Absence upon the earlier of (i) the last day of the calendar month in which the duration of the absence reaches twelve (12) weeks or (ii) the last day of the calendar month in which the leave expires by its terms, the layoff ends by recall or permanent separation from service, or recovery from illness or disability occurs.

Section 2.14“Exercise Date” means the first business day of each calendar quarter during which the Plan is in effect.

Section 2.15“Market Value” means, as of any date, the value of the Stock determined as follows:

(a)	Where there exists a public market for the Stock, the Market Value shall be (A) the closing price for a share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrative Committee to be the primary market for the Stock, or (B) if the Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrative Committee deems reliable; or

(b)	If the Stock is traded on the over-the counter market, the average of the closing bid and asked prices of a share of Stock on the day prior to the time of the determination (or if no such quotations shall have been made on such date, on the last date on which there were such quotations, provided that such quotations shall have been made within the ten (10) business days preceding the date of determination), in each case, as reported in such source as the Administrative Committee deems reliable; or

(c)	In the absence of an established market for the Stock of the type described in (i) or (ii), above, the Market Value thereof shall be determined by the Administrative Committee in good faith.

Section 2.16“Offering” means the offering of shares of Stock under the Plan.

Section 2.17“Offering Date” means January 1, 2022 and the first business day of each calendar quarter thereafter during which the Plan is in effect.

Section 2.18“Offering Period” means the period beginning on the Offering Date and ending on the Exercise Date.

Section 2.19“Participant” means each Eligible Employee who elects to participate in the Plan through the execution of an Enrollment Form.

Section 2.20“Plan” means the Lannett Company, Inc. 2022 Employee Stock Purchase Plan, as the same is set forth herein and may hereafter be amended.

Section 2.21“Stock” means the common stock, $.001 per value per share, of the Corporation.

Section 2.22“Stock Purchase Account” means a non-interest bearing account consisting of all amounts withheld from a Participant's Compensation for the purpose of purchasing shares of Stock for such Participant under the Plan reduced by all amounts applied to the purchase of Stock for such Participant under the Plan. The amounts withheld shall be deposited with the general funds of the Corporation and may be used by the Corporation for any corporate purpose. No interest shall be paid or payable with respect to any amount held in a Participant's Stock Purchase Account.

Article III.

Participation

Section 3.01Initial Participation. Any Employee who is an Eligible Employee on an Offering Date shall become a Participant in the Offering Period that begins on that Offering Date by executing and delivering to the Administrative Committee an Enrollment Form on or no more than thirty (30) days prior to that Offering Date. An Eligible employee who does not execute and deliver an Enrollment Form for an Offering Period at least thirty (30) days prior to such Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee executes and delivers a timely Enrollment Form for a subsequent Offering Period at least thirty (30) days prior to such Offering Period.

Section 3.02Continues Participation. A Participant shall automatically participate in each successive Offering Period until such time as such Participant's participation is ended as provided herein. A Participant is not required to file any additional Enrollment Forms for subsequent Offering Periods in order to continue to participate in the Plan.

Section 3.03Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by executing and delivering a notice of withdrawal with the Administrative Committee. The withdrawal shall be effective upon receipt, except that any withdrawal received on an Exercise Date will be effective on the next day. The amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to the Participant within thirty (30) days of the date of withdrawal.

Section 3.04Automatic Discontinuance of Participation. If a Participant ceases to be an Eligible Employee, the Participant's participation in the Plan shall immediately end, except that if such date is the Exercise Date, the withdrawal shall be effective on the next day. The amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to the Participant within thirty (30) days of the date of withdrawal.

Section 3.05Readmission to Participation. Any Employee who has previously been a Participant, whose participation has been discontinued, and who desires to be reinstated as a Participant, may again become a Participant by executing and delivering to the Administrative Committee an Enrollment Form on or no more than thirty (30) days prior to any Offering Date, and in such event, the Employee shall again become a Participant on that Offering Date. The Employee may not resume participation in the Plan during the Offering Period in which his participation ended.

Article IV.

Stock Purchase

Section 4.01Reservation of Shares. There shall be 1,500,000 shares of Stock reserved for the Plan. Subject to adjustment in accordance with the anti-dilution provisions hereinafter set forth in Section 5.02, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan. The shares of Stock may be (i) treasury or newly issued shares of the Corporation or (ii) purchased by the Corporation on the open market.

Section 4.02Grant of Purchase Right. On each Offering Date, a right shall be given to each Participant to purchase a number of shares of Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than the number of shares of Stock arrived at by dividing the total amount of the Participant's expected payroll deductions during the Offering Period (determined by multiplying the payroll deductions withheld during the first pay period of the Offering Period by the number of pay periods during the Offering Period) by the Market Value of the shares of Stock on that date as determined by the Administrative Committee.

Section 4.03Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the lesser of (i) the maximum number of shares which the Participant may purchase under Section 4.02, (ii) the number of shares of Stock that can be purchased by applying the full balance of the Participant's Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined) or (iii) the Participant's proportionate part of the maximum number of shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.01 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed for the purposes of section 423(b)(3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of an Employer, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such five percent (5%). Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock in the next Offering (unless properly withdrawn).

Section 4.04Purchase Price of Shares. The Purchase Price at which shares of Stock shall be sold in any Offering under the Plan shall be set by the Administrative Committee; provided, however, that the purchase price shall not be less than eighty-five percent (85%) of the lesser of (i) the Market Value of the shares of Stock on the first business day in the Offering Period or (ii) Market Value of the shares of Stock on the last business day of such Offering Period. Unless otherwise provided by the Administrative Committee, prior to the commencement of an Offering Period, the Purchase Price for the Offering Period shall be eighty five percent (85%) of the lesser of (i) the Market Value of the shares of Stock, as determined by the Administrative Committee on the first business day in the Offering Period or (ii) the Market Value of the shares of Stock, as determined by the Administrative Committee, on the last business day of such Offering Period, plus any transfer or other fees imposed on the transaction pursuant to which such share of Stock is purchased. In no event shall the Purchase Price be less than the par value of the Stock.

Section 4.05Exercise of Purchase Privilege.

(a)	Subject to the provisions of Section 4.03 and of paragraph (b) of this Section 4.05, if on any Exercise Date there is an amount standing to the credit of the Participant in the Participant's Stock Purchase Account, there shall be purchased for the Participant at such Purchase Price the shares of Stock as can be purchased with the amount then standing to the Participant's credit in the Stock Purchase Account. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering Period for which the purchase was made.

(b)	As determined in accordance with Section 423(b)(8) of the Code, no Participant shall be granted an option which permits his or her rights to purchase shares of Stock under this Plan and any similar plans of the Employer to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 4.06Section 4.06Establishment of Stock Purchase-Account.

(a)	Payroll Deduction. Each Participant shall authorize payroll deductions from Compensation for the purpose of funding his Stock Purchase Account. In the Enrollment Form, each Participant shall authorize a deduction from each payment of his Compensation, which deduction shall not be less than two percent (2%) nor more than ten percent (10%) of the gross amount of such payment, rounded to the next highest whole dollar amount. Payroll deductions shall commence on the first pay day during the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

(b)	Change in Payroll Deduction Rate. A Participant may decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Corporation a new authorization for payroll deductions, in which case the new rate shall become effective within fifteen (15) business days after the Corporation's receipt of the authorization. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made in any Offering Period. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Corporation a new Enrollment Form on or prior to the Offering Date with respect to such subsequent Offering Period.

Section 4.07Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant’s Stock Purchase Account. As of each Exercise Date, the amount standing to the credit of each Participant in the Stock Purchase Account on the Exercise Date for the Offering that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant an the Exercise Date. The remaining balance standing to the Participant's credit in the Stock Purchase Account shall remain credited to such Stock Purchase Account for the next succeeding offering under the Plan, if any, and, if none, shall be refunded to the Participant within thirty (30) days of the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

Section 4.08Share Ownership. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation shall inure to the Participant with respect to such shares. Shares of Stock purchased under the Plan shall be registered in the name of the Custodian or its nominee as agent for Participants, credited to an account established for each Participant as appropriate, and held by the Custodian, Each Participant's account will be credited with that number of shares, including fractions computed to four (4) decimal places. If declared and paid, dividends will be paid on all shares of Stock held in each Participant's account. Unless otherwise directed by the Participant, all dividends paid with respect to shares of Stock held in the Participant's account will automatically be invested pursuant to the Corporation’s dividend reinvestment plan, if any.

Section 4.09Issuance of Certificates to a Participant. Upon a Participant ceasing to be a Participant in the Plan, the Corporation shall issue certificates for shares held by the Custodian for the Participant and deliver such certificates to the Participant within thirty (30) days of the Participant's withdrawal from the Plan. The Corporation will not issue certificates for fractional shares. Any fractional shares will be paid for in cash by the Corporation upon a Participant's withdrawal. The cash payment for any fractional share shall be based on the market value of the Stock as of the close of on the next business day on which the Stock is trading following the day on which the withdrawal request is effectively processed by the Corporation.

Article V.

Special Adjustments

Section 5.01Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

(a)	The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

(b)	The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

(c)	Any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid within thirty (30) days.

Section 5.02Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Corporation. Any such adjustment shall be made by the Administrative Committee acting with the consent of, and subject to the approval of, the Board of Directors,

Section 5.03Effect of Certain Transactions. Subject to any required action by the stockholder, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any Offering hereunder shall pertain to and apply to the shares of Stock of the corporation. However, in the event of a dissolution or liquidation of the Corporation, or of a merger or consolidation in which the Corporation is not the surviving or resulting corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in the Stock Purchase Account shall be repaid to the Participant.

Article VI.

Restrictions on Participants

Subject to Short-Swing Profit Rules

Notwithstanding any provision of this Plan to the contrary, with respect to Participants subject to Section 16 of the Exchange Act, all transactions in shares of Stock must be transacted in accordance with Section 16 of the Exchange Act and the rules promulgated thereunder. To the extent any provision of the Plan or action by the Administrative Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrative Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision shall be deemed automatically to be incorporated by reference into the Plan.

Article VII.

Approval of Stockholders

This Plan shall be subject to approval by the holders of the common stock of the corporation at a duly called meeting of the stockholders, which approval must occur within the period ending twelve (12) months after the date on which this Plan was adopted by the Board of Directors.

Article VIII.

Miscellaneous

Section 8.01Non-Alienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime while employed, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the time the Corporation becomes aware of the Participant's death, including shares of Stock purchased as of that date or prior thereto with moneys withheld from the Participant's Compensation.

Section 8.02Administrative Costs. The Corporation shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

Section 8.03Administration; Administrative Committee. The Plan shall be administered by the Board of Directors. The Board of Directors has delegated its full authority under the Plan to an Administrative Committee, the members of which are appointed by the Board of Directors. Subject to its delegation of authority, the Administrative Committee has the full authority and power to administer the Plan, and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrative Committee may further delegate any or all of its authority under the Plan to such senior officer(s) of the Corporation as it may designate. Each member of the Administrative Committee shall be a “disinterested person” as such term is defined in Rule 16b-3 under the Exchange Act. The Administrative Committee or its delegate shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Enrollment Form, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrative Committee or its delegate shall have the fullest discretion permissible under law in the discharge of its duties. The Administrative Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive. Notwithstanding the delegation by the Board of Directors of its authority, the Board of Directors may itself take any action under the Plan in its discretion at any time, and any reference in this Plan to the rights and obligations of the Administrative Committee shall be construed to apply equally to the Board.

Section 8.04Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that no amendment may accomplish any of the following without the approval of the Corporation's stockholders.

(a)	increase the number of shares reserved for purposes of the Plan; or

(b)	allow any person who is not an Eligible Employee to become a Participant.

Section 8.05Repurchase of Stock. The Corporation shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

Section 8.06Notice. An Enrollment Form and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrative Committee and shall be effective only when received by the Administrative Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to Lannett Company, Inc., Attention: Chairman of the Administrative Committee of the Lannett Company, Inc. 2022 Employee Stock Purchase Plan. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Administrative Committee.

Section 8.07Government Regulation. The Corporation's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

Section 8.08Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

Section 8.09Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

Section 8.10Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employment of the Corporation or any subsidiary or affect any right which the Corporation or any subsidiary may have to terminate the employment of such Employee.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 12:00pm, Eastern Time, on January 25, 2022. Online Go to www.investorvote.com/LCI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/LCI Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Patrick G. LePore 02 - John C. Chapman 03 - Timothy C. Crew 04 - David Drabik 05 - Jeffrey Farber 06 - Dr. Melissa Rewolinski For Against Abstain For Against Abstain 2. Proposal to ratify the selection of Grant Thornton, LLP as independent auditors for the fiscal year ending June 30, 2022. 3. Proposal to obtain a non-binding advisory vote on the approval of executive compensation. 4. Proposal to approve the Lannett Company, Inc. 2022 Employee Stock Purchase Plan. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 6 3 B V 03JWKD B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4. 2022 Annual Meeting Proxy Card

2022 Annual Meeting Admission Ticket 2022 Annual Meeting of Lannett Company, Inc. Stockholders Wednesday, January 26, 2022, 9:00 a.m. Eastern Time Wyndham Grand Jupiter at Harbourside Place 122 Soundings Avenue Jupiter, FL 33477 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — January 26, 2022 John Kozlowski, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lannett Company, Inc. to be held on January 26, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Lannett Company, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LCI